                                                                EXECUTION COPY



                    CHASE MANHATTAN BANK USA, N.A.,

                        as Seller and Servicer


                                  and


             NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                              as Trustee

                  on behalf of the Certificateholders

                        and as Collateral Agent






                    POOLING AND SERVICING AGREEMENT

                     Dated as of September 1, 1996





                               $1,524,147,107.71

                   Chase Manhattan Auto Grantor Trust 1996-B

                   6.61% Asset Backed Certificates, Class A
                   6.76% Asset Backed Certificates, Class B

                           TABLE OF CONTENTS


                                                                          Page

                               ARTICLE I

                              DEFINITIONS

SECTION 1.1.  Definitions...................................................  1

SECTION 1.2.  Usage of Terms................................................ 18

SECTION 1.3.  Simple Interest Method; Allocations........................... 18

                              ARTICLE II

                THE TRUST CONVEYANCE OF THE RECEIVABLES

SECTION 2.1.  Creation of the Trust......................................... 19

SECTION 2.2.  Conveyance of Receivables..................................... 19

                              ARTICLE III

                            THE RECEIVABLES

SECTION 3.1.  Representations and Warranties of Seller;
                  Conditions Relating to Receivables........................ 21

SECTION 3.2.  Repurchase Upon Breach or Failure of a
                  Condition................................................. 25

SECTION 3.3.  Custody of Receivable Files................................... 26

SECTION 3.4.  Duties of Servicer as Custodian............................... 27

SECTION 3.5.  Instructions; Authority to Act................................ 28

SECTION 3.6.  Custodian's Indemnification................................... 28

SECTION 3.7.  Effective Period and Termination.............................. 28

                              ARTICLE IV

              ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 4.1.  Duties of Servicer............................................ 30


SECTION 4.2.  Collection of Receivable Payments;
                  Refinancing............................................... 30

SECTION 4.3.  Realization Upon Receivables.................................. 31

Section                                                                    Page

SECTION 4.4.  Non-Credit Related Extensions to Obligors..................... 32

SECTION 4.5.  Maintenance of Security Interests in
                  Financed Vehicles......................................... 34

SECTION 4.6.  Covenants of Servicer......................................... 34

SECTION 4.7.  Purchase of Receivables Upon Breach........................... 35

SECTION 4.8.  Servicing Fee................................................. 35

SECTION 4.9.  Servicer's Certificate........................................ 36

SECTION 4.10.  Annual Statement as to Compliance............................ 36

SECTION 4.11.  Annual Audit Report.......................................... 37

SECTION 4.12.  Access by Certificateholders to Certain
                   Documentation and Information Regarding
                   Receivables.............................................. 38

SECTION 4.13.  Reports to Certificateholders and the
                   Rating Agencies.......................................... 38

SECTION 4.14.  Reports to the Securities and Exchange
                   Commission............................................... 39

                               ARTICLE V

                     DISTRIBUTIONS; STATEMENTS TO
                          CERTIFICATEHOLDERS

SECTION 5.1.  Establishment of the Accounts................................. 40

SECTION 5.2.  Collections................................................... 41

SECTION 5.3.  Advances...................................................... 42

SECTION 5.4.  Additional Deposits........................................... 43


SECTION 5.5.  Distributions................................................. 43

SECTION 5.6.  Reserve Account; Assignment of Retained
                  Yield to Collateral Agent................................. 44

SECTION 5.7.  Net Deposits.................................................. 47

SECTION 5.8.  Statements to Certificateholders.............................. 47

Section                                                                    Page

                              ARTICLE VI

                           THE CERTIFICATES

SECTION 6.1.  The Certificates.............................................. 49

SECTION 6.2.  Execution, Authentication and Delivery of
                  Certificates.............................................. 49

SECTION 6.3.  Registration of Transfer and Exchange of
                  Certificates.............................................. 50

SECTION 6.4.  Mutilated, Destroyed, Lost, or Stolen
                  Certificates.............................................. 52

SECTION 6.5.  Persons Deemed Owners......................................... 52

SECTION 6.6.  Access to List of Certificateholders' Names
                  and Addresses............................................. 52

SECTION 6.7.  Maintenance of Office or Agency............................... 53

SECTION 6.8.  Book-Entry Certificates....................................... 53

SECTION 6.9.  Notices to Clearing Agency.................................... 54

SECTION 6.10. Definitive Certificates....................................... 54

SECTION 6.11. Appointment of Paying Agent................................... 55

SECTION 6.12. Authenticating Agent.......................................... 56

SECTION 6.13. Actions of Certificateholders................................. 58


                              ARTICLE VII

                              THE SELLER

SECTION 7.1.  Representations of Seller..................................... 59

SECTION 7.2.  Liability of Seller; Indemnities.............................. 60

SECTION 7.3.  Merger or Consolidation of Seller............................. 61

SECTION 7.4.  Limitation on Liability of Seller and
                  Others.................................................... 61

SECTION 7.5.  Seller May Own Certificates................................... 61

Section                                                                    Page

                             ARTICLE VIII

                             THE SERVICER

SECTION 8.1.  Representations of Servicer................................... 62

SECTION 8.2.  Liability of Servicer; Indemnities............................ 63

SECTION 8.3.  Merger or Consolidation of Servicer........................... 64

SECTION 8.4.  Limitation on Liability of Servicer and
                  Others.................................................... 64

SECTION 8.5.  Servicer Not To Resign........................................ 66

SECTION 8.6.  Delegation of Duties.......................................... 66

                              ARTICLE IX

                                DEFAULT

SECTION 9.1.  Events of Servicing Termination............................... 67

SECTION 9.2.  Trustee to Act; Appointment of Successor...................... 68

SECTION 9.3.  Notification to Certificateholders............................ 69

SECTION 9.4.  Waiver of Past Defaults....................................... 69


                               ARTICLE X

                              THE TRUSTEE

SECTION 10.1.  Duties of Trustee............................................ 71

SECTION 10.2.  Trustee's Assignment of Repurchased
                   Receivables and Trustee's Certificates................... 73

SECTION 10.3.  Certain Matters Affecting the Trustee........................ 73

SECTION 10.4.  Trustee Not Liable for Certificates or
                   Receivables.............................................. 74

SECTION 10.5.  Trustee May Own Certificates................................. 76

SECTION 10.6.  Trustee's Fees and Expenses.................................. 76

SECTION 10.7.  Indemnity of Trustee......................................... 76

SECTION 10.8.  Eligibility Requirements for Trustee......................... 77

SECTION 10.9.  Resignation or Removal of Trustee............................ 77

Section                                                                    Page


SECTION 10.10.  Successor Trustee........................................... 78

SECTION 10.11.  Merger or Consolidation of Trustee.......................... 78

SECTION 10.12.  Appointment of Co-Trustee or Separate
                    Trustee................................................. 79

SECTION 10.13.  Representations and Warranties of
                    Trustee................................................. 80

SECTION 10.14.  Tax Returns................................................. 81

SECTION 10.15.  Trustee May Enforce Claims Without
                    Possession of Certificates.............................. 81

SECTION 10.16.  Suits for Enforcement....................................... 82

SECTION 10.17.  Maintenance of Office or Agency............................. 82

SECTION 10.18  Norwest Bank Minnesota, National

                   Association, as Collateral Agent......................... 82

                              ARTICLE XI

                              TERMINATION

SECTION 11.1.  Termination of the Trust..................................... 83

SECTION 11.2.  Optional Purchase of All Receivables......................... 84

                              ARTICLE XII

                       MISCELLANEOUS PROVISIONS

SECTION 12.1.  Amendment.................................................... 85

SECTION 12.2.  Protection of Title to Trust................................. 86

SECTION 12.3.  Limitation on Rights of Certificateholders................... 88

SECTION 12.4.  GOVERNING LAW................................................ 89

SECTION 12.5.  Notices...................................................... 89

SECTION 12.6.  Severability of Provisions................................... 90

SECTION 12.7.  Assignment; References to Chase USA.......................... 90

SECTION 12.8.  Certificates Nonassessable and Fully Paid.................... 90

SECTION 12.9.  Third-Party Beneficiaries.................................... 91

Section                                                                    Page

SECTION 12.10. Counterparts................................................. 91

SECTION 12.11. Tax Matters.................................................. 91


                   SCHEDULES

Schedule A     -        List of Receivables
Schedule B     -        Location of Receivables

                   EXHIBITS


Exhibit A-1    -        Form of Class A Certificate
Exhibit A-2    -        Form of Class B Certificate
Exhibit B      -        Form of Depositary Receipt Agreement
Exhibit C-1    -        Trustee's Certificate pursuant to Section
                        11.2 (assignment to Seller)
Exhibit C-2    -        Trustee's Certificate pursuant to Section
                        11.2 (assignment to Servicer)
Exhibit D      -        Form of Servicer's Certificate
Exhibit E      -        Form of Certificateholder Report

                  This Pooling and Servicing Agreement, dated as of September 1, 1996 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement") is made with respect to the formation of the Chase Manhattan Auto Grantor Trust 1996-B (the "Trust"), between CHASE MANHATTAN BANK USA, N.A., a national banking association ("Chase USA" and the "Seller" and the "Servicer" in its respective capacities as such), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the "Trustee") and as collateral agent with respect to the Reserve Account and the Retained Yield (in such capacity, the "Collateral Agent").


                         W I T N E S S E T H :

                  In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                               ARTICLE I

                              DEFINITIONS

                  SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  "Accounts" mean, collectively, the Collection Account and the Distribution Accounts.

                  "Account Property" means all amounts and investments held from time to time in the Reserve Account (whether in the form of deposit accounts, instruments, certificated securities, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

                  "Accrued Interest" on a Receivable, as of any date of determination, means that amount of interest accrued on the Principal Balance at the APR but not paid by or on behalf of the Obligor.

                  "Advance" as of a Record Date means any payment made by the Servicer pursuant to Section 5.3.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms
"controlling" and "controlled" have meanings correlative to the foregoing.

                  "Aggregate Net Losses" means, with respect to a Collection Period, the amount equal to (i) the principal balance of the Receivables that became Defaulted Receivables during such Collection Period minus (ii) the Liquidation Proceeds allocable to principal collected during such Collection Period with respect to any Defaulted Receivables.

                  "Amount Financed" in respect of a Receivable means the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and related costs.

                  "Assertion" has the meaning specified in Section 4.11.

                  "Authenticating Agent" has the meaning specified in
Section 6.12 and shall initially be the corporate trust office of The Chase Manhattan Bank, and its successors and assigns in such capacity.

                  "Authorized Officer" means any officer of the Trustee who is authorized to act on behalf of the Trustee and who is identified as such on the list of authorized officers delivered by the Trustee to the Seller and the Servicer.

                  "Available Interest" means, for any Distribution Date, that portion of Collections on the Receivables received during the related Collection Period allocated to interest, all Advances made by the Servicer with respect to such Distribution Date and, to the extent attributable to interest, the Repurchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation that arose during the related Collection Period.

                  "Available Principal" means, for any Distribution Date, that portion of Collections on the Receivables received during the related Collection Period allocated to the principal balance of the Receivables, and, to the extent attributable to principal, the Repurchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Seller under an obligation that arose during the related Collection Period.

                  "Available Reserve Account Amount" shall mean, for each Distribution Date, an amount equal to the lesser of (i) the amount on deposit in the Reserve Account (exclusive of investment earnings thereon) and (ii) the Specified Reserve Account Balance.


                  "Average Delinquency Percentage" means, as of any Distribution Date, the average of the Delinquency Percentages for the preceding three (3) Collection Periods.

                  "Average Net Loss Ratio" means, as of any Distribution Date, the average of the Net Loss Ratios for the preceding three (3) Collection Periods.

                  "Base Rate" means, with respect to each Receivable, the weighted average interest rate on the Receivable equal to (i) the Class A Percentage multiplied by the sum of the Class A PassThrough Rate and the Servicing Fee Rate, plus (ii) the Class B Percentage multiplied by the sum of the Class B Pass Through Rate and the Servicing Fee Rate.

                  "Book-Entry Certificates" means beneficial interests in the Certificates described in Section 6.8, the ownership and transfers of which shall be made through book entries by a Clearing Agency or Foreign Clearing Agency as described in Section 6.8.

                  "Business Day" means a day, other than a Saturday or a Sunday, on which the Trustee and banks located in New York, New York and Minneapolis, Minnesota are open for the purpose of conducting a commercial banking business.

                  "CEDEL" means Centrale de Livraison de Valeurs
Mobilieres, S.A.

                  "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency or Foreign Clearing Agency, or on the books of a direct or indirect
Clearing Agency Participant.

                  "Certificate Register" means the register maintained pursuant to Section 6.3.

                  "Certificateholders" or "Holders" means, collectively, the Class A Certificateholders and the Class B
Certificateholders.

                  "Certificates" means, collectively, the Class A
Certificates and the Class B Certificates.


                  "Chase Connecticut Loan" means a motor vehicle retail installment sales contract or purchase money loan serviced by Chase USA and either originated by The Chase Manhattan Bank of Connecticut, National Association or originated pursuant to the agreements with automobile dealers who regularly originated and sold such contracts and loans to The Chase Manhattan Bank of Connecticut, National Association.

                  "Chase Florida Loan" means a motor vehicle retail installment sales contract or purchase money loan serviced by Chase USA and either originated by The Chase Manhattan Private Bank of Florida, National Association or originated pursuant to the agreements with automobile dealers who regularly originated and sold such contracts and loans to The Chase Manhattan Private Bank of Florida, National Association.

                  "Chase Lincoln Loan" means a motor vehicle retail installment sales contract or purchase money loan serviced by Chase USA and either originated by Chase Lincoln First Bank, National Association or originated pursuant to the agreements with automobile dealers who regularly originated and sold such contracts and loans to Chase Lincoln First Bank, National Association.

                  "Chase Maryland Loan" means a motor vehicle retail installment sales contract or purchase money loan serviced by Chase USA and either originated by The Chase Manhattan Bank of Maryland or originated pursuant to the agreements with automobile dealers who regularly originated and sold such contracts and loans to The Chase Manhattan Bank of Maryland.

                  "Chase USA Delaware" means Chase Manhattan Bank USA, N.A., a national banking association having its principal executive offices located at 802 Delaware Avenue, Wilmington, Delaware 19801 and shall not mean the Seller or the Servicer unless Chase USA Delaware succeeds to the interests of Chase USA in connection with the Proposed Merger or otherwise.

                  "Class A Certificate" means a certificate executed on behalf of the Trust and authenticated by the Trustee substantially in the form of Exhibit A-1 attached hereto.

                  "Class A Certificate Balance" means, at any date of determination, the Original Class A Certificate Balance, as reduced by all amounts allocable to principal on the Class A Certificates distributed to Class A Certificateholders prior to such date.

                  "Class A Certificateholder" or "Class A Holder" means the Person in whose name a Class A Certificate shall be registered in the Certificate Register, except that, solely for the purpose of giving any consent, request or waiver pursuant to this Agreement, the interest evidenced by any Class A Certificate registered in the name of the Seller, the Servicer, or any Person actually known to an Authorized Officer of the Trustee to be an Affiliate of the Seller or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained.

                  "Class A Distribution Account" means the account established and maintained as such pursuant to Section 5.1(a).

                  "Class A Interest Carryover Shortfall" means, (a) for the initial Distribution Date, zero, and (b) for any other Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall for such preceding Distribution Date over the amount in respect of interest that is actually deposited in the Class A Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class A Pass-Through Rate.

                  "Class A Interest Distributable Amount" means, for any Distribution Date, the sum of Class A Monthly Interest for such Distribution Date and the Class A Interest Carryover Shortfall for such Distribution Date.

                  "Class A Monthly Interest" means, for any
Distribution Date, one-twelfth of the Class A Pass-Through Rate multiplied by the Class A Certificate Balance as of the preceding
Distribution Date (after giving effect to any payments made on such preceding Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date.

                  "Class A Monthly Principal" means, for any
Distribution Date, the sum of (a) the Class A Percentage of the Available Principal for such Distribution Date and (b) the Class A Percentage of Aggregate Net Losses with respect to the related Collection Period.

                  "Class A Pass-Through Rate" means 6.61% per annum.


                  "Class A Percentage" means, a fraction (expressed as a percentage with eight decimal places), the numerator if which is the Original Class A Certificate Balance and the denominator of which is the Original Certificate Balance.

                  "Class A Pool Factor" means, with respect to any Distribution Date, the Class A Certificate Balance as of such
Distribution Date (after giving effect to any payments to be made on such Distribution Date), divided by the Original Class A Certificate Balance, expressed as a eight-digit decimal.

                  "Class A Principal Carryover Shortfall" means, for any Distribution Date, the excess of Class A Monthly Principal for the preceding Distribution Date and any outstanding Class A Principal Carryover Shortfall for such preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on such preceding Distribution Date.

                  "Class A Principal Distributable Amount" means, for any Distribution Date, the sum of Class A Monthly Principal for such Distribution Date and, in the case of any Distribution Date other than the initial Distribution Date, the Class A Principal Carryover Shortfall for such Distribution Date. In addition, on the Final Scheduled Distribution Date, the Class A Principal Distributable Amount shall include any additional amount required to reduce the outstanding aggregate principal balance of the Class A Certificates to zero.

                  "Class B Certificate" means a certificate executed on behalf of the Trust and authenticated by the Trustee substantially in the form of Exhibit A-2 hereto.

                  "Class B Certificate Balance" means, at any time, the Original Class B Certificate Balance, as reduced by all amounts allocable to principal on the Class B Certificates distributed to Class B Certificateholders prior to such time.

                  "Class B Certificateholder" or "Class B Holder" means the Person in whose name a Class B Certificate shall be registered in the Certificate Register, except that, solely for the purpose of giving any consent, request or waiver pursuant to this Agreement, the interest evidenced by any Class B Certificate registered in the name of the Seller, the Servicer, or any Person actually known to an Authorized Officer of the Trustee to be an

Affiliate of the Seller or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained.

                  "Class B Distribution Account" means the account established and maintained as such pursuant to Section 5.1(a).

                  "Class B Interest Carryover Shortfall" means, (a) for the initial Distribution Date, zero, and (b) for any other Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall for such preceding Distribution Date over the amount in respect of interest that is actually deposited in the Class B Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

                  "Class B Interest Distributable Amount" means, with respect to any Distribution Date, the sum of Class B Monthly Interest for such Distribution Date and the Class B Interest Carryover
Shortfall for such Distribution Date.

                  "Class B Monthly Interest" means, for any
Distribution Date, one-twelfth of the Class B Pass-Through Rate multiplied by the Class B Certificate Balance as of the preceding Distribution Date (after giving effect to any payments made on such preceding Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date, which amount includes any amounts due with respect to the Class B Stripped Coupon.

                  "Class B Monthly Principal" means, with respect to any Distribution Date, the sum of (a) the Class B Percentage of the Available Principal for such Distribution Date and (b) the Class B Percentage of Aggregate Net Losses with respect to the related Collection Period.

                  "Class B Pass-Through Rate" means 6.76% per annum.

                  "Class B Percentage" means, a fraction (expressed as a percentage with eight decimal places), the numerator if which is the Original Class B Certificate Balance and the denominator of which is the Original Certificate Balance.

                  "Class B Pool Factor" means, with respect to any Distribution Date, the Class B Principal Balance as of such (after giving effect to any payments to be made on such Distribution Date), divided by the Original Class B Certificate Balance, expressed as a eight-digit decimal.

                  "Class B Principal Carryover Shortfall" means, for any Distribution Date, the excess of Class B Monthly Principal for the preceding Distribution Date and any outstanding Class B Principal Carryover Shortfall for such preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account for such preceding Distribution Date.

                  "Class B Principal Distributable Amount" means, for any Distribution Date, the sum of Class B Monthly Principal for such Distribution Date and, in the case of any Distribution Date other than the initial Distribution Date, the Class B Principal Carryover Shortfall for such Distribution Date. In addition, on the Final Scheduled Distribution Date, the Class B Principal Distributable Amount will include any additional amount required to reduce the outstanding aggregate principal balance of the Class B Certificates to zero.

                  "Class B Stripped Coupon" means, with respect to each Receivable, the amount of interest allocable to a Class B
Certificateholder in excess of such Class B Certificateholder's pro rata percentage interest in the interest payable on the Receivable at the Base Rate.

                  "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities
Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

                  "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other person for whom from time to time a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency (including a Foreign Clearing Agency).

                  "Closing Date" means September 18, 1996.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral Agent" means Norwest Bank Minnesota, National Association, a national banking association, in its capacity as collateral agent for the benefit of the

Certificateholders with respect to the Reserve Account and the Retained Yield.

                  "Collection Account" means the account established and maintained pursuant to Section 5.1(a).

                  "Collection Period" means each calendar month beginning September 1, 1996 until the Trust shall terminate pursuant to Article XII.

                  "Collections" means all collections in respect of Receivables.

                  "Contract Rate" of a Receivable means the annual rate of interest stated in such Receivable.

                  "Cutoff Date" means September 1, 1995.

                  "Dealer" means the dealer which sold a Financed
Vehicle and which originated or assisted in the origination of the Receivable relating to such Financed Vehicle under a Dealer Agreement.

                  "Dealer Agreement" means any agreement and, if applicable, assignment under which the Receivables were originated by or through a Dealer and sold to the Seller or an Affiliate of the Seller.

                  "Defaulted Receivable" means a Receivable (other than a Repurchased Receivable) as to which the Servicer has determined based on its usual collection practices and procedures, during any Collection Period, that eventual payment in full of the Amount Financed (including accrued interest thereon) is unlikely; provided that such loss recognition cannot be later than the calendar month in which more than 10% of the scheduled payment becomes 240 days delinquent.

                  "Definitive Certificates" has the meaning specified in
Section 6.8.

                  "Delinquency Percentage" means, with respect to a Collection Period, the sum of the outstanding principal balances of all Receivables which are 60 days or more delinquent (including Receivables, which are not Defaulted Receivables, relating to Financed Vehicles that have been repossessed), as of the end of such Collection Period, determined in accordance with the Servicer's normal practices, such sum expressed as a percentage of the Pool Balance on the last day of such Collection Period.

                  "Delivery" when used with respect to Account
Property means: (a)(i) with respect to "certificated securities" within the meaning of Section 8-102(1)(a) of the Relevant UCC not held by the initial Clearing Agency or other "instruments" within the meaning of Section 9-105(1)(i) of the Relevant UCC, physical delivery thereof to the Collateral Agent endorsed to, or registered in the name of, the Collateral Agent or endorsed in blank, or, with respect to a certificated security, possession thereof by a financial intermediary (as defined in Section 8- 313(4) of the Relevant UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Collateral Agent and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Collateral Agent, or (ii) with respect to "certificated securities" within the meaning of Section 8-102(4)(a) of the Relevant UCC held by the initial Clearing Agency or by a "custodian bank" within the meaning of Section 8-102(4) of the Relevant UCC (a "Custodian Bank") or a nominee of either subject to the control of the initial Clearing Agency, the delivery thereof to the initial Clearing Agency or a Custodian Bank or a nominee of either subject to the control of the initial Clearing Agency and in bearer form or endorsed in blank by an appropriate person or registered on the books of the issuer thereof in the name of the initial Clearing Agency or its Custodian Bank or a nominee of either and the identification by book-entry or otherwise on the records of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Collateral Agent of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Collateral Agent (all of the foregoing, "Physical Property"), and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Account Property to the Collateral Agent, consistent with changes in applicable law or regulations or the interpretation thereof;

                  (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that are maintained in the form of entries on the records of the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures: entries on the records of a member bank of the Federal Reserve System identifying such Account Property as belonging to a Federal Reserve "depositary" pursuant to applicable Federal regulations and the sending by such depositary of written confirmation of the purchase of such Account Property to the Collateral Agent; the making by such depositary of entries in its books and records identifying such Account Property as belonging to, or otherwise subject to a security interest in favor of, the Collateral Agent; and such additional or alternative procedures as may hereafter become appropriate to effect transfer of ownership of any such Account Property to the Collateral Agent consistent with changes in applicable law or regulations or the interpretation thereof; and

                  (c) with respect to any item of Account Property that is an uncertificated security under Article 8 of the Relevant UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Collateral Agent or its nominee, agent or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Collateral Agent or its nominee, agent or custodian.

                  "Deposit Date" means the Business Day immediately preceding each Distribution Date.

                  "Depository Agreement" means the agreement among the Seller, the Trustee and the initial Clearing Agency, in the form attached hereto as Exhibit B, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                  "Determination Date" means the 10th calendar day of the month (or, if such 10th calendar day is not a Business Day, the Business Day preceding the 10th calendar day of the month) immediately succeeding the related Collection Period.

                  "Distribution Date" means, in the case of the first Collection Period, October 15, 1996, and in the case of every Collection Period thereafter, the 15th calendar day of the following month, or if the 15th calendar day is not a Business Day, the next following Business Day, commencing with the first Distribution Date.

                  "Eligible Deposit Account" means either (i) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (ii) a separately identifiable deposit account established in the deposit taking department of a Qualified Institution.

                  "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office, in its capacity as the operator of the Euroclear system.

                  "Event of Servicing Termination" means an event specified in Section 9.1.


                  "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

                  "FHLMC" means the Federal Home Loan Mortgage
Corporation or any successor thereto.

                  "Final Scheduled Distribution Date" shall be
September 15, 2002, or, if such day is not a Business Day, the next succeeding Business Day.

                  "Financed Vehicle" means, with respect to a Receivable, the new or used automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under such Receivable.

                  "Fitch" means Fitch Investors Service L.P. and its successors and assigns.

                  "FNMA" means the Federal National Mortgage Association or any successor thereto.

                  "Foreign Clearing Agency" means CEDEL and the Euroclear Operator.

                  "Late Fees" means any late charges, credit related extension fees, non-credit related extension fees or other administrative fees or similar charges allowed by applicable law with respect to the Receivables.

                  "Lien" means a security interest, lien, charge, pledge or encumbrance of any kind other than tax liens, mechanics' liens or any other liens that attach to a Receivable by operation of law.

                  "Liquidation Proceeds" means, with respect to any Receivable, (i) insurance proceeds, (ii) the monies collected during a Collection Period from whatever source on a Defaulted Receivable and
(iii) proceeds of a Financed Vehicle sold after repossession, in each case net of any liquidation expenses and payments required by law to be remitted to the Obligor.

                  "Moody's" means Moody's Investors Service, Inc., and its successors and assigns.


                  "Net Loss Ratio" means, for any Collection Period, an amount, expressed as a percentage, equal to (i) the Aggregate Net Losses for such Collection Period, divided by (ii) the average of the Pool Balances on each of the Settlement Date related to such Collection Period and the last day of such Collection Period.

                  "Obligor" on a Receivable means the purchaser or the co-purchasers of the Financed Vehicle purchased in part or in whole by the execution and delivery of such Receivable or any other Person who owes or may be liable for payments under such Receivable.

                  "Officer's Certificate" means a certificate signed by the chairman of the board, the president, the treasurer, the controller, any executive or senior vice president or any vice president of the Seller or Servicer, as appropriate.

                  "Opinion of Counsel" means a written opinion of counsel (who may be counsel to the Seller or the Servicer) reasonably acceptable in form and substance to the Trustee.

                  "Optional Purchase Percentage" shall be 5%.

                  "Original Certificate Balance" means the sum of the Original Class A Certificate Balance and the Original Class B
Certificate Balance.

                  "Original Class A Certificate Balance" means
$1,478,422,107.71.

                  "Original Class B Certificate Balance" means
$45,725,000.00.

                  "Original Pool Balance" shall be $1,524,147,107.71.

                  "Outstanding Receivable" means, as of the time of reference thereto, a Receivable that (i) has not been fully paid, (ii) has not become a Defaulted Receivable, and (iii) has not become a Repurchased Receivable.

                  "Pass-Through Rate" means either the Class A
PassThrough Rate or the Class B Pass-Through Rate, as applicable.

                  "Paying Agent" has the meaning specified in Section
6.11 and shall initially be the corporate trust office of The Chase Manhattan Bank.


                  "Permitted Investments" means, at any time, any one or more of the following obligations and securities (excluding any security with the "r" symbol attached to its rating):

                                    (i) obligations of the United States of
         America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

                                    (ii) general obligations of or obligations
         guaranteed as to the timely payment of interest and principal by any state of the United States of America or the District of Columbia then rated "A-l+" or "AAA" by Standard & Poor's,
         "F-1+" and "AAA" by Fitch (if rated by Fitch) and "P-1" or "Aaa" by Moody's;

                                    (iii) commercial paper which is then rated
         "P-1" by Moody's, "F-1+" by Fitch (if rated by Fitch) and
         "A-l+" by Standard & Poor's;

                                    (iv) certificates of deposit, demand or
         time deposits, federal funds or banker's acceptances issued by any depository institution or trust company (including the Trustee acting in its commercial banking capacity) incorporated under the laws of the United States or of any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United
         States of America and subject to supervision and examination by federal or state banking authorities which short term unsecured deposit obligations of such depository institution or trust company are then rated "P-1" by Moody's, "F-1+" by Fitch (if rated by Fitch) and "A-l+" by Standard & Poor's;

                                    (v) demand or time deposits of, or
         certificates of deposit issued by, any bank, trust company, savings bank or other savings institution and such deposits or certificates of deposit are fully insured by the FDIC;

                                    (vi) guaranteed reinvestment agreements
         issued by any bank, insurance company or other corporation the short term unsecured debt or deposits of which are rated
         "P-1" by Moody's, "F-1+" by Fitch (if rated by Fitch) and
         "A-l+" by Standard & Poor's or the long-term unsecured debt of which are rated "Aaa" by Moody's, "F-1+" by Fitch (if rated by Fitch) and "AAA" by Standard & Poor's;

                                    (vii) repurchase obligations with respect
         to any security described in clauses (i) or (ii) herein or any other security issued or guaranteed by the FHLMC, FNMA or any other agency or instrumentality of the United States of America which is backed by the full faith and credit of the United States of America, in either case entered into with a federal agency or a depository institution or trust company
         (acting as principal) described in (iv) above;

                                    (viii) investments in money market funds,
         which funds (A) are not subject to any sales, load or other similar charge; and (B) are rated at least "AAAM" or "AAAMG" by Standard & Poor's, "AAA V-1+" by Fitch (if rated by Fitch) and "Aaa" by Moody's;

                                    (ix) such other investments where the
         short-term unsecured debt or deposits of the obligor on such investments are rated "A-l+" by Standard & Poor's, "F-1" by Fitch (if rated by Fitch) and "P-1" by Moody's; and

                                    (x) any other obligation or security
         satisfying the Rating Agency Condition;

provided, however, that with respect to the obligations or securities described in (i) through (x) above which are considered an asset (i.e., property) of the Trust, such obligations or securities must mature not later than the Deposit Date next succeeding the date the trust invested in such obligation or security, except if the Collection Account is maintained with the Trustee, for investments in obligations or securities on which the Trustee is to obligor (including repurchase agreements on which the Trustee in its commercial capacity is liable as principal) which investments may mature on the Distribution Date next succeeding the date the Trust invested in such obligation or security. Permitted Investments include money market mutual funds (so long as such fund has the ratings specified in clause
(viii) hereof), including, without limitation, the VISTA U.S. Government Money Market Fund or any other fund for which The Chase Manhattan Bank, the Trustee or an Affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) The Chase Manhattan Bank, Norwest Bank Minnesota, National Association or an Affiliate thereof charges and collects fees and expenses from such funds for services rendered, (ii) The Chase Manhattan Bank, Norwest Bank Minnesota, National Association or an Affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (iii) services performed for such funds and pursuant to this Agreement may converge at any time. The Trustee specifically authorizes The Chase Manhattan Bank, Norwest Bank Minnesota, National Association or an Affiliate thereof to charge and collect all fees and expenses from such funds for services rendered to such funds (but not to exceed investment earnings), in addition to any fees and expenses Chase USA or Norwest Bank Minnesota, National Association, as applicable, may charge and collect for services rendered pursuant to this Agreement.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Physical Property" has the meaning assigned to such terms in the definition of "Delivery" above.

                  "Pool Balance" as of any date of determination means the aggregate Principal Balance of the Receivables, calculated as of the close of business on such date.

                  "Principal Balance" of a Receivable, as of any date of determination, means the Amount Financed minus that portion of all payments received on or prior to such date allocable to principal. The Principal Balance of a Defaulted Receivable or a Repurchased Receivable shall be deemed to be zero, in each case, as of such date.

                  "Proposed Merger" means, as of the Closing Date, the proposed merger of Chase USA into Chase USA Delaware.

                  "Qualified Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or one of the States thereof and subject to supervision and examination by federal or state banking authorities which at all times has the Required Deposit Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.


                  "Qualified Trust Institution" means an institution organized under the laws of the United States of America or any one of the states thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or one of the States thereof and subject to supervision and examination by federal or state banking authorities which at all times
(i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has not less than one billion dollars in assets under fiduciary management, and (iii) has a long term deposits rating of not less than "BBB-" by Standard & Poor's, "BBB-" by Fitch (if rated by Fitch) and "Baa3" by Moody's.

                  "Rating Agency" means any of Standard & Poor's, Moody's or Fitch.

                  "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have notified the Seller, the Servicer and the Trustee in writing that such action will not result in reduction or withdrawal of the rating of any outstanding
Certificate with respect to which it is the Rating Agency.

                  "Receivable" means a retail installment sale contract or purchase money promissory note and security agreement executed by an Obligor in respect of a Financed Vehicle, and all proceeds thereof and payments thereunder (other than interest accrued and unpaid as of the Cutoff Date), which Receivable shall be identified on Schedule A to this Agreement.

                  "Receivable Files" means the documents specified in
Section 3.3.

                  "Receivables Pool" means the pool of Receivables included in the Trust.

                  "Record Date" means, with respect to any Distribution Date, the Business Day prior to such Distribution Date unless Definitive Certificates are issued, in which case Record Date shall mean the last day of the immediately preceding calendar month.

                  "Relevant UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

                  "Repurchase Amount" of a Repurchased Receivable or any Receivable purchased by the Servicer pursuant to Sections 3.2, 4.7 or 11.2 means the sum, as of the Settlement Date on which such Receivable becomes such, of the Principal Balance thereof plus the Accrued Interest thereon; of a Defaulted Receivable means the sum, as of the Settlement Date on which such Receivable is to be purchased, of the principal balance thereof plus the Accrued Interest thereon (the accrued interest for the Collection Period in which such Receivable became a Defaulted Receivable to be calculated at a rate equal to one-twelfth of the sum of (A) the Weighted Average Pass-Through Rate and (B) the Servicing Fee Rate).

                  "Repurchased Receivable" as of any Settlement Date, means a Receivable repurchased as of such day by the Seller pursuant to Section 3.2 or purchased as of such day by the Servicer pursuant to
Section 4.7.

                  "Required Deposit Rating" shall be a short-term certificate of deposit rating from Moody's of "P-1," from Fitch of "F-1+" (if rated by Fitch) and from S&P of "A-l+," and a long-term unsecured debt rating of not less than "AA" by Standard & Poor's, "AA" by Fitch (if rated by Fitch) and "Aa3" by Moody's.

                  "Reserve Account" means the Reserve Account established and maintained as such pursuant to Section 5.6(a).

                  "Reserve Account Initial Deposit" means $30,482,942.15.

                  "Retained Yield" means, with respect to each Receivable, a fixed portion of the interest due on such Receivable equal to the difference between the Contract Rate of such Receivable and the Base Rate of such Receivable.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Seller" means Chase Manhattan Bank USA, N.A., a national banking association with its principal executive offices in Jericho, New York, in its capacity as the seller of the Receivables under this Agreement, and each successor to Chase Manhattan Bank USA, N.A. (in the same capacity) pursuant to Section 7.3.

                  "Servicer" means Chase Manhattan Bank USA, N.A., a national banking association with its principal executive offices in Jericho, New York in its capacity as the servicer of the Receivables under this Agreement, each successor to Chase Manhattan Bank USA, N.A. (in the same capacity) pursuant to Section 8.3, and each successor Servicer pursuant to Section 9.2.

                  "Servicer's Certificate" means a certificate, substantially in the form of Exhibit D attached hereto, completed and executed by the Servicer by its chairman of the board, the president, treasurer, controller or any executive, senior vice president or vice president pursuant to Section 4.9.

                  "Servicing Fee" with regard to a Collection Period means the fee payable to the Servicer for services rendered during such Collection Period, determined pursuant to Section 4.8.

                  "Servicing Fee Rate" means 1.00% per annum.

                  "Settlement Date" means, with respect to any Collection Period, the last day of the Collection Period immediately preceding such Collection Period, and with respect to any Distribution Date, the last day of the second Collection Period preceding such Distribution Date.

                  "Specified Reserve Account Balance", with respect to any Distribution Date, means 3.25% of the Pool Balance as of the related Settlement Date, but in any event will not be less than the lesser of (i) $11,431,103 and (ii) the sum of (A) such Pool Balance plus (B) an amount sufficient to pay interest on such Pool Balance through the Final Scheduled Distribution Date at a rate equal to the sum of (x) the weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate (based on their respective Certificate balances) plus (y) the Servicing Fee Rate; provided that the Specified Reserve Account Balance will be calculated using a percentage of 5.25% for any Distribution Date on which the Average Net Loss Ratio exceeds 1.25% or the Average Delinquency Percentage exceeds 1.25%. Upon written notification to the Trustee by the Seller, the Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Seller so long as such reduction satisfies the Rating Agency Condition.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, and its successors and assigns.

                  "Transfer Agent and Certificate Registrar" has the meaning specified in Section 6.3 and shall initially be the corporate trust office of The Chase Manhattan Bank.

                  "Trust" means the Chase Manhattan Auto Grantor Trust 1996-B, the estate of which shall consist of the property transferred thereto pursuant to this Agreement; funds deposited in the Collection Account and the Distribution Accounts (other than any funds in respect of the Retained Yield) and proceeds of the foregoing.

                  "Trustee" means, initially, Norwest Bank Minnesota, National Association, its successor in interest pursuant to Section 10.11, and any successor Trustee pursuant to Section 10.10.

                  "Trustee's Certificate" means a certificate

completed and executed by an Authorized Officer pursuant to Section
10.2 and substantially in the forms attached hereto as Exhibits C-1 or C-2.

                  "Weighted Average Pass-Through Rate" means the weighted average of the Class A Pass-Through Rate and the Class B
PassThrough Rate (based on their respective Certificate balances).

                  SECTION 1.2. Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

                  SECTION 1.3. Simple Interest Method; Allocations. All allocations of payments to principal and interest and determinations of periodic charges and the like on the Receivables shall be based on a year with the actual number of days in such year and twelve months with the actual number of days in each such month. Each payment on a Receivable shall be applied first to the amount of interest accrued on such Receivable to the date of receipt, then to reduce the scheduled principal amount outstanding on the Receivable to the extent of the remaining scheduled payment and then to any outstanding fees and Late Fees under the terms of the Receivable. Amounts paid by the Seller or the Servicer in respect of Repurchased Receivables shall be allocated first to any Accrued Interest and then to the Principal Balance of the related Receivable.

                              ARTICLE II

                THE TRUST CONVEYANCE OF THE RECEIVABLES


                  SECTION 2.1. Creation of the Trust. Upon the execution of this Agreement by the parties hereto, there is hereby created the Chase Manhattan Auto Grantor Trust 1996-B.

                  SECTION 2.2. Conveyance of Receivables. In consideration of the Trustee's delivery to, or upon the order of, the Seller of authenticated Certificates, in authorized denominations, in an aggregate amount equal to the Original Pool Balance, the Seller does hereby sell, transfer, assign, and otherwise convey to the Trustee on behalf of the Trust, without recourse (subject to the Seller's obligations herein):

                                    (i) all right, title, and interest of the
         Seller in, to and under the Receivables listed in Schedule A hereto, all proceeds thereof and all amounts and monies paid thereon on and after the Cutoff Date (including proceeds of the repurchase of Receivables by the Seller pursuant to
         Section 3.2 or the purchase of Receivables by the Servicer pursuant to Section 4.7 or 11.2), together with the interest of the Seller in the security interests in the Financed
         Vehicles granted by the Obligors pursuant to the Receivables and in any repossessed Financed Vehicles;

                                    (ii) all right, title and interest of the
         Seller in any Liquidation Proceeds and in any proceeds of any extended warranties, theft and physical damage, credit life or credit disability policies relating to the Financed
         Vehicles or the Obligors;

                                    (iii) all right, title and interest of the
         Seller in any proceeds from Dealer repurchase obligations relating to the Receivables;

                                    (iv) all right, title and interest of the
         Seller in the Collection Account; and

                                    (v) all proceeds (as defined in the
         Relevant UCC) of the foregoing.

                  Simultaneously with the sale, transfer, assignment and conveyance by the Seller pursuant to this Section 2.1, the Trustee on behalf of the Trust does hereby transfer, assign and otherwise convey to the Seller all of its right, title and interest in the Retained Yield.

                  Notwithstanding anything herein to the contrary, the property of the Trust shall not include, and the Trust shall not have any right to, the Retained Yield or the Reserve Account, any funds actually or deemed to be deposited in such account or any investments therein except to the extent provided in Sections
5.2, 5.5 and 5.6.

                  In connection with such sale, the Seller agrees to record and file, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables for the sale of accounts and chattel paper meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables to the Trust.

                  It is the intention of the Seller and the Trustee that the assignment and transfer herein contemplated constitute a sale of the Receivables, conveying good title thereto free and clear of any liens and encumbrances, from the Seller to the Trust and the Receivables not be part of the Seller's estate in the event of an insolvency. In the event that such conveyance is deemed to be a pledge to secure a loan, the Seller hereby grants to the Trustee on behalf of the Trust for the benefit of the Certificateholders a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the items of property listed in clauses (i) through (v) above, and in all proceeds (as defined in the Relevant
UCC) of the foregoing, to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.

                              ARTICLE III

                            THE RECEIVABLES

                  SECTION 3.1. Representations and Warranties of Seller; Conditions Relating to Receivables.

                           (a) The Seller makes the following
representations and warranties as to the Receivables on which the Trustee shall rely in accepting the Receivables in trust and authenticating the Certificates. Such representations and warranties shall speak as of the Cutoff Date unless otherwise specified and shall survive the sale, transfer, and assignment of the Receivables to the Trustee.

                                    (i) Schedule of Receivables.  The

         information set forth in Schedule A hereto with respect to each Receivable is true and correct in all material respects, and no selection procedures adverse to the Certificateholders has been utilized in selecting the Receivables from all receivables owned by the Seller which meet the selection criteria specified herein.

                                    (ii) No Sale or Transfer.  No Receivable
         has been sold, transferred, assigned or pledged by the Seller to any Person other than the Trustee.

                                    (iii) Good Title.  Immediately prior to the
         transfer and assignment of the Receivables to the Trust herein contemplated, the Seller has good and marketable title to each Receivable free and clear of all Liens and rights of others; and, immediately upon the transfer thereof, the Trustee, for the benefit of the Certificateholders, has either (i) good and marketable title to each Receivable, free and clear of all Liens and rights of others, and the transfer has been perfected under applicable law or (ii) a first priority perfected security interest in each Receivable.

                           (b)      Each Receivable satisfies the following
conditions as of the Cutoff Date unless otherwise specified and shall survive the sale, transfer and assignment of the Receivables to the Trustee.

                                    (i) Acquisition.  Each Receivable has been
         acquired directly or indirectly from or made through a Dealer located in the United States (including the District of Columbia);

                                    (ii) Security.  Each Receivable is secured
         by a new or used automobile;

                                    (iii) Maturity of Receivables.  Each Re-
         ceivable conveyed hereby had a remaining maturity, as of the

         Cutoff Date, of not less than 6 months nor greater than 66 months, and (i) with respect to Receivables secured by new Financed Vehicles, an original maturity of at least 12 months and not more than 84 months and (ii) with respect to Receivables secured by used Financed Vehicles, an original maturity of at least 12 months and not more than 60 months;

                                    (iv) Contract Rate.  Each Receivable is a

         fully-amortizing fixed rate simple interest contract that provides for level scheduled monthly payments over its remaining term, and has a Contract Rate of at least 7.75% and not more than 20.00% and is not secured by any interest in real estate;

                                    (v) No Repossessions.  Each Receivable is
         secured by a Financed Vehicle that, as of the Cutoff Date, has not been repossessed without reinstatement of such Receivable;

                                    (vi) Obligor Not Subject to Bankruptcy
         Proceedings. Each Receivable has been entered into by an Obligor who has not been identified on the computer files of the Seller as in bankruptcy proceedings as of the Cutoff
         Date;

                                    (vii) No Overdue Payments.  Each Receivable
         has no payment that is more than 30 days past due as of the Cutoff Date;

                                    (viii) Advance Payments.  Each Receivable
has not been paid more than three months in advance as of the Cutoff Date;

                                    (ix) Remaining Principal Balance.  Each
         Receivable had a remaining principal balance, as of the Cutoff Date, of at least $2,000 and not greater than $75,000;

                                    (x) No Force Placed Insurance.  As of the
         Cutoff Date, each Receivable is secured by a Financed Vehicle that was not insured by a force placed insurance policy or any vendor's single interest and non-filing insurance policy.

                                    (xi) Receivable Files.  The Receivable
         Files shall be kept at one or more of the locations specified in Schedule B hereto.

                                    (xii) Characteristics of Receivables.  Each
         Receivable (a) has been originated in the form of a credit sales transaction by a Dealer or a purchase money loan through a Dealer located in one of the States of the United
         States (including the District of Columbia) for the retail financing of a Financed Vehicle, has been fully and properly executed by the parties thereto and, if a retail installment sales contract, has been purchased by the Seller from such Dealer or an affiliate of the Seller, and has been validly assigned by such Dealer or an affiliate of the Seller to the Seller in accordance with its terms; (b) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security; and (c) provides for fully amortizing level scheduled monthly payments (provided that the payment in the last month in the life of the Receivable may be different from the level scheduled payment) and for accrual of interest at a fixed rate according to the simple interest method.

                                    (xiii) Compliance with Laws.  Each
         Receivable and each sale of the related Financed Vehicle complied at the time it was originated or made, and complies on and after the Cutoff Date, in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity, and disclosure laws applicable to such Receivable and sale thereof.

                                    (xiv) Binding Obligation.  Each Receivable
         constitutes the legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights.

                                    (xv) No Government Obligor.  Each
         Receivable is not due from the United States of America or any state or from any agency, department, instrumentality or political subdivision of the United States of America or any state or local municipality, and each Receivable is not due from a business except to the extent that such Receivable has a personal guaranty.

                                    (xvi) Security Interest in Financed Vehicle.
         Immediately prior to the sale and assignment thereof to the Trustee as herein contemplated, each Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of or for the benefit of the Seller as secured party (subject to administrative delays and clerical errors on the part of the applicable governmental agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest), the Seller's security interest (or beneficial interest therein) is assignable to and has been so assigned by the Seller to the Trust, and at such time as enforcement of such security interest is sought, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle for the benefit of the Trust (subject to administrative delays and clerical errors on the part of the applicable governmental agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest).

                                    (xvii) Receivables in Force.  No Receivable
         has been satisfied, subordinated, or rescinded, nor has any Financed Vehicle been released from the Lien granted by the related Receivable, in whole or in part.

                                    (xviii) No Waiver.  No provision of a
         Receivable has been waived in such a manner that such Receivable fails either to meet all of the representations and warranties made by the Seller herein with respect thereto or to meet all of the conditions with respect thereto pursuant to this Section 3.1(b).

                                    (xix) No Amendments.  No Receivable has been
         amended except pursuant to either instruments included in the Receivable Files or instruments to be included in the Receivables Files pursuant to Sections 4.2 and 4.4 (or otherwise maintained by the Seller in the ordinary course of its business), and no such amendment has caused such Receivable either to fail to meet all of the representations and warranties made by the Seller herein with respect thereto or to fail to meet all of the conditions with respect thereto pursuant to this Section 3.1(b).

                                    (xx) No Defenses.  As of the Cutoff Date,
         the Seller has no knowledge either of any facts which would give rise to any right of rescission, setoff, counterclaim, or defense, or of the same being asserted or threatened, with respect to any Receivable.

                                    (xxi) No Liens.  As of the Cutoff Date, the
         Seller has no knowledge of any Liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the Receivable.


                                    (xxii) No Default.  Except for payment
         defaults continuing for a period of not more than 30 days as of the Cutoff Date, the Seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any Receivable exists; the Seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable exists; and the Seller has not waived any of the foregoing.

                                    (xxiii) Insurance.  Each Receivable requires
         that the Obligor thereunder obtain theft and physical damage insurance covering the Financed Vehicle.

                                    (xxiv) Lawful Assignment.  No Receivable has
         been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement or pursuant to transfers of the Certificates is unlawful, void or voidable.

                                    (xxv) All Filings Made.  No filings (other
         than filings under the Relevant UCC which have been made) or other actions are necessary in any jurisdiction to give the Trustee a first perfected security interest in the Receivables.

                                    (xxvi) One Original.  There is no more than
         one original executed copy of each Receivable which, immediately prior to the delivery thereof to the Servicer, (as custodian for the Trustee) was in the possession of the Seller.

                                    (xxvii) Excluded Loans.  Each Receivable is
         (A) not a Chase Connecticut Loan, Chase Florida Loan, Chase
         Lincoln Loan, Chase Maryland Loan or a Receivable originated by or through a Dealer located in the State of Alabama, and
         (B) has not been the subject of a previous securitization.

                                    (xxviii) Account Number.  Each Receivable
         has been assigned an account number that corresponds to the number assigned to the Dealer from or through whom such Receivable was acquired.


                  SECTION 3.2. Repurchase Upon Breach or Failure of a Condition. The Seller, the Servicer, or the Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery by the Seller, the Servicer or an Authorized Officer of the Trustee of either any breach of the Seller's representations and warranties set forth in Section 3.1(a) or the failure of any Receivable to satisfy any of the conditions set forth in Section 3.1(b) which materially and adversely affects the Trust's interest in any Receivable. Unless the breach or failed condition shall have been cured by the last day of the Collection Period following the Collection Period in which such discovery occurred (or, at the Seller's option, the last day of the Collection Period in which such discovery occurred), the Seller shall repurchase any Receivable the Holder's interest in which was materially and adversely affected by the breach or failed condition, as of such last day. Notwithstanding anything herein to the contrary, with respect to the breach of a representation and warranty in Section 3.1(b)(xxviii), the Seller shall repurchase such Receivable regardless of its effect on the interest of the Holders or whether notice thereof has been delivered by any of the parties thereto, and the repurchase of any such Receivable shall take place at any time as is administratively convenient for the Seller and the Servicer. In consideration of the repurchase of a Receivable, the Seller shall remit the Repurchase Amount of such Receivable as of such last day (less any Liquidation Proceeds deposited, or to be deposited, by the Servicer in the Collection Account with respect to such Receivable pursuant to Section 4.3) in the manner specified in Section
5.4. In the event that, as of the Cutoff Date, any Receivable shall have a Contract Rate which is lower than the sum of the Weighted Average Pass-Through Rate and the Servicing Fee Rate, the Seller shall repurchase such Receivable on the terms and in the manner specified above; provided, however, that notwithstanding anything to the contrary contained herein, the Seller shall repurchase such Receivable as of the last day of the Collection Period immediately succeeding the discovery thereof by the Seller or the Servicer or the receipt by the Seller of notice thereof from the Trustee. The sole remedy of the Trust, the Trustee or the Certificateholders with respect either to a breach of the Seller's representations and warranties set forth in
Section 3.1(a) or to a failure of any of the conditions set forth in
Section 3.1(b) shall be to require the Seller to repurchase Receivables pursuant to this Section 3.2. The obligation of the Seller to repurchase under this Section 3.2 shall not be solely dependent upon the actual knowledge of the Seller of any breached representation or warranty. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 3.2 or the eligibility of any Receivable for purposes of this Agreement.

                  SECTION 3.3. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee, upon the execution and delivery of this Agreement, agrees to have the Servicer act as custodian of the following documents or instruments (the "Receivable Files") which are hereby constructively delivered to the Trustee with respect to each
Receivable:

                                    (i) The original executed Receivable;

                                    (ii) The original credit application or, if
         no such original exists, a copy thereof; and

                                    (iii) Any and all other documents or records
         that the Seller or Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor, or a Financed Vehicle.

                  The Servicer hereby agrees to act as custodian and as agent for the Trustee hereunder. The Servicer acknowledges that it holds the documents and instruments relating to the Receivables for the benefit of the Trustee and the Certificateholders. The Trustee shall have no responsibility to monitor the Servicer's performance as custodian and shall have no liability in connection with the Servicer's performance of such duties hereunder.

                  SECTION 3.4.  Duties of Servicer as Custodian.

                           (a)      Safekeeping.  The Servicer, in its
capacity as custodian, shall hold the Receivable Files on behalf of the Trustee for the use and benefit of all present and future Certificateholders and maintain such accurate and complete accounts, records (either original execution documents or copies of such originally executed documents shall be sufficient), and computer systems pertaining to the Receivables as shall enable the Trustee to comply with its obligations pursuant to this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files of comparable new or used automobile receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the files of all receivables owned or serviced by the

Servicer which shall include the Receivable Files held by it under this Agreement and the related accounts, records, and computer systems, in such a manner as shall enable the Trustee to identify all Receivable Files and such related accounts, records and computer systems and to verify, if the Trustee so elects, the accuracy of the Servicer's recordkeeping. The Servicer shall promptly report to the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided, and promptly take appropriate action to remedy any such failure.

                           (b)      Maintenance of and Access to
Records. The Servicer shall maintain each Receivable File at one of the locations specified in Schedule B to this Agreement, or at such other location as shall be specified to the Trustee by 30 days' prior written notice. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys, or auditors the Receivable Files and the related accounts, records, and computer systems maintained by the Servicer at such times during normal operating hours as the Trustee shall reasonably instruct which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations.

                           (c)      Release of Documents.  Upon
instruction from the Trustee, the Servicer shall release any document in the Receivable Files to the Trustee, the Trustee's agent, or the Trustee's designee, as the case may be, at such place or places as the Trustee may reasonably designate as soon as reasonably practicable to the extent it does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. The Servicer shall not be responsible for any loss occasioned by the failure of the Trustee, its agent or its designee to return any document or any delay in doing so.

                           (d)      Title to Receivables.  The Servicer agrees
that, in respect of any Receivable held by it as custodian hereunder,
(i) the Servicer will not at any time have or in any way attempt to assert any interest in such Receivable or the related Receivable File, other than solely for the purpose of collecting or enforcing the Receivable for the benefit of the Trust and (ii) the related
Receivable File shall at all times be property of the Trust.

                  SECTION 3.5. Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer. A certified copy of a by-law or of a resolution of the Board of Directors of the Trustee shall constitute conclusive evidence of the authority of any such Authorized Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Trustee.

                  SECTION 3.6. Custodian's Indemnification. The Servicer, as custodian, shall indemnify the Trustee for any and all liabilities, obligations, losses, damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred, or asserted against the Trustee as the result of any act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Receivable Files; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the wilful misfeasance, bad faith, or negligence of the Trustee.

                  SECTION 3.7. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 3.7 or until this Agreement shall be terminated. If the Servicer shall resign as Servicer under Section 8.5 or if all of the rights and obligations of the Servicer shall have been terminated under Section 9.1, the appointment of the Servicer as custodian may be terminated by the Trustee or by the Holders of Certificates evidencing not less than 25% of the sum of the Class A Certificate Balance and the Class B Certificate Balance voting as a single class, in the same manner as the Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 9.1. As soon as practicable after any termination of such appointment, the Servicer shall, at its expense, deliver the Receivable Files to the Trustee or the Trustee's agent at such place or places as the Trustee may reasonably designate. Notwithstanding the termination of the Servicer as custodian, the Trustee agrees that upon any such termination, the Trustee shall provide, or cause its agent to provide, access to the Receivables Files to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder.

                              ARTICLE IV

              ADMINISTRATION AND SERVICING OF RECEIVABLES

                  SECTION 4.1. Duties of Servicer. The Servicer shall manage, service, administer and make collections on the Receivables (other than Repurchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable new or used automobile receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries by Obligors or by federal, state, or local governmental authorities with respect to the Receivables, investigating delinquencies, reporting tax information to Obligors in accordance with its customary practices, advancing costs of disposition of defaults, monitoring the Collateral in cases of Obligor defaults, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions, and, if it elects to do so, making Advances pursuant to Section 5.3. The Servicer shall follow its customary standards, policies, and procedures in performing its duties as Servicer hereunder; provided that the Servicer shall be permitted to take or to refrain from taking any action not specified in this Agreement with respect to servicing the Receivables if such action or inaction would not contravene any material term of this Agreement or materially adversely affect the interests of Certificateholders. Without limiting the generality of the foregoing, the Servicer shall be authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Trustee, the Certificateholders, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, without recourse to the Trustee, with respect to the Receivables or with respect to the Financed Vehicles. If the Servicer shall commence a legal proceeding to enforce a Receivable or a Defaulted Receivable, the Trustee shall thereupon be deemed to have automatically assigned such Receivable and the related property conveyed to the Trust pursuant to Section 2.1 with respect to such Receivable to the Servicer, solely for the purpose of collection. The Trustee shall furnish the Servicer with such documents as have been prepared by the Servicer for execution by the Trustee and as are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                  SECTION 4.2. Collection of Receivable Payments; Refinancing. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables and of this Agreement as and when the same shall become due, and shall follow such collection procedures as it follows with respect to comparable new or used automobile receivables that it services for itself or others and that are consistent with prudent industry standards. No extensions of, or other modifications to, the Receivables shall be made by the

Servicer if such modifications would have a material adverse effect on the interests of Certificateholders. The Servicer shall not change the amount of (except with respect to a prepayment of a scheduled payment that does not result in a deferral of any other scheduled payment) or reschedule the due date of any scheduled payment to a date more than 30 days from the original due date of such scheduled payment, change the Contract Rate of, or extend any Receivable (except as provided in Section 4.4) or change any material term of a Receivable, except with respect to certain unilateral changes as provided by the terms of the Receivable or of this Agreement or as required by law or court order; provided, however, that the Servicer may grant extensions of the due date for a payment on a Receivable that is in default or with respect to which, absent such extension, default is reasonably foreseeable, and the Servicer would grant such extension with respect to comparable new or used automobile receivables that it services for itself, but such extension would be granted only if (i) the Available Reserve Account Amount is greater than zero at the time of such extension,
(ii) the extension is for no more than three months, (iii) the total period of all credit related extensions granted on the Receivable will not exceed the number of months equal to the number of whole years comprising the original term of the Receivable and (iv) the maturity of such Receivable would not be extended beyond the Collection Period immediately preceding the Final Scheduled Distribution Date and the rescheduling or extension would not modify the terms of such Receivable in such a manner as to constitute a cancellation of such Receivable and the creation of a new receivable for federal income tax purposes. If, as a result of inadvertently rescheduling or extending of payments, such rescheduling or extension breaches any of the terms of the proviso to the preceding sentence, then the Servicer shall be obligated to purchase such Receivable pursuant to Section 4.7. For the purpose of such purchases pursuant to Section 4.7, notice shall be deemed to have been received by the Servicer at such time as shall make purchase mandatory as of the last day of the Collection Period during which the discovery of such breach shall have occurred. The Servicer may, in its discretion, in accordance with its customary standards, policies and procedures, waive any Late Fees that may be collected in the ordinary course of servicing a Receivable.

                           (b)  Notwithstanding anything in this Agreement to
the contrary, the Servicer may refinance any Receivable by accepting a new promissory note from the related Obligor and applying the proceeds of such refinancing to pay all obligations in full of such Obligor under such Receivable; provided, however, that the Servicer shall not refinance a Receivable unless at least one material term of the Receivable is substantively changed. The receivable created by the refinancing shall not be property of the Trust.

                  SECTION 4.3. Realization Upon Receivables. On behalf of the Trust, the Servicer shall use reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise take possession of the Financed Vehicle securing any Receivable which the Servicer shall have determined to be a Defaulted Receivable or otherwise. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of new or used automobile receivables, which may include reasonable efforts to realize upon any recourse to Dealers, consigning the Financed Vehicle to a Dealer for resale and selling the Financed Vehicle at public or private sale. The Servicer shall be entitled to recover from proceeds all reasonable expenses incurred by it in the course of converting the Financed Vehicle into cash proceeds. The Liquidation Proceeds realized in connection with any such action with respect to a Receivable shall be deposited by the Servicer in the Collection Account in the manner specified in Section
5.2 and shall be applied to reduce (or to satisfy, as the case may be) the Repurchase Amount of the Receivable, if such Receivable is to be repurchased by the Seller pursuant to Section 3.2, or is to be purchased by the Servicer pursuant to Section 4.7. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its sole discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.

                  SECTION 4.4. Non-Credit Related Extensions to Obligors. Prior to the Closing Date, the Servicer shall notify each Obligor in writing that if such Obligor satisfies certain conditions, as fully set forth in clauses (i) through (vii) below, as of a date selected by the Servicer within five (5) months prior to the proposed extension, such Obligor shall be entitled to a non-credit related extension of any regularly scheduled payment due under a Receivable that satisfies clauses (w) through (z) below;

             (i) either (A) if the original term to maturity of the Receivable is less than or equal to 48 months, at least eight
         (8), or (B) if the original term to maturity of the Receivable exceeds 48 months but is not greater than 60 months, at least ten, regular monthly payments shall have been made on the related Receivable, and the remaining outstanding Principal Balance of the related Receivable shall be greater than $500;

             (ii)  the payment status is current;

             (iii) such Obligor shall not within the previous six months have been delinquent for thirty days or more in making a payment under the related Receivable;

               (iv) no information has been furnished to the Servicer which indicates that, based upon its current underwriting guidelines and credit standards relating to advancing funds under comparable retail installment sales contracts and purchase money loans for new or used automobiles, the Obligor is not a Person to whom the Servicer would advance funds;

              (v) at least four (4) monthly payments are scheduled to be made by the Obligor prior to final maturity of the related Receivables;

             (vi) the Receivable related to such optional extension shall not have previously been the subject of more than two credit-related extensions or the subject of any collection or bankruptcy-related rewrites; and

              (vii) after giving effect to such extension and the Obligor's projected payments given the Obligor's payment history, the final payment with respect to such Receivable would not exceed two (2) times the original scheduled final payment amount of such Receivable.

                  In addition, any such extensions selected by an Obligor shall satisfy the following criteria:

                                    (w) a Receivable shall be extended for
         only the calendar month of December;

                                    (x) during the term of a Receivable, it
         shall be extended only for the number of months equal to the number of whole years comprising the initial term of such Receivable;

                                    (y) no Receivable shall be extended such

         that its maturity will be later than the Collection Period immediately preceding the Final Scheduled Distribution Date; and

                                    (z) the Obligor (or the related
         Receivable) shall have satisfied conditions (i) through (vii) above.

                  If, as an inadvertent result of any extension granted pursuant to this Section 4.4, such extension breaches any of the terms of the preceding criteria (w) through (z), then the Servicer shall be obligated to purchase such Receivable pursuant to Section
4.7. For the purpose of such purchases pursuant to Section 4.7, notice shall be deemed to have been received by the Servicer at such time as shall make purchase mandatory as of the last day of the Collection Period during which the discovery of such breach shall have occurred.

                  SECTION 4.5. Maintenance of Security Interests in Financed Vehicles. The Servicer, in accordance with its customary servicing procedures, shall take such steps as are necessary to maintain (i) perfection of the first priority security interest created in any Financed Vehicle which secures a Receivable and (ii) perfection of the Trust's first priority security interest in the Receivables including, without limitation, the filing of financing statements and continuation statements. On behalf of the Trust, the Servicer hereby agrees to take such steps as are necessary to re-perfect such security interest in the event of the relocation of a Financed Vehicle or for any other reason, in either case, when the Servicer has knowledge of the need for such re-perfection. In the event that the assignment of a Receivable to the Trust is insufficient without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to grant to the Trust a perfected security interest in the related Financed Vehicle, the Servicer hereby agrees that the Seller's listing as the secured party on the certificate of title is deemed in its capacity as agent of the Trust and further agrees to hold such certificate of title as the Trustee's agent and custodian; provided, however, that the Servicer shall not, nor shall the Trustee or Certificateholders have the right to require that the Servicer, make any such notation on the related Financed Vehicles' certificate of title or fulfill any such additional administrative requirement of the laws of the state in which a Financed Vehicle is located.

                  SECTION 4.6. Covenants of Servicer. The Servicer

hereby makes the following covenants on which the Trustee will rely in accepting the Receivables in trust and authenticating the
Certificates:

                                    (i) Security Interest to Remain in Force.
         The Financed Vehicle securing each Receivable shall not be released from the security interest granted by the Receivable in whole or in part except if such Financed Vehicle is substituted in whole by the manufacturer, dealer or seller as a result of mechanical defects or a total loss of the Financed Vehicle because of accident or theft or as otherwise contemplated herein;

                                    (ii) No Impairment.  The Servicer
shall not impair the rights of the Trust in the Receivables; and

                                    (iii) Extensions, Defaulted Receivables.
         The Servicer shall not increase the number of payments under a Receivable, nor increase the Amount Financed under a Receivable, nor extend or forgive payments on a Receivable, except as provided in Sections 4.2 and 4.4. In the event that at the end of the scheduled term of any Receivable, the outstanding principal amount thereof is such that the final payment to be made by the related Obligor is larger than the regularly scheduled payment of principal and interest made by such Obligor, the Servicer may permit such Obligor to pay such remaining principal amount in more than one payment of principal and interest; provided, however, that the last such payment shall be due on or prior to the Collection Period immediately preceding the Final Scheduled Distribution Date.

                  SECTION 4.7.  Purchase of Receivables Upon Breach.

                  The Servicer or the Trustee, as the case may be, shall inform the other party promptly, in writing, upon the discovery by the Servicer or an Authorized Officer of the Trustee, as the case may be, of any breach by the Servicer of its covenants under Section
4.6 which materially and adversely affects the interest of the Trust in any Receivable (for this purpose, any breach of the covenant set forth in Section 4.6(iii) shall be deemed to materially and adversely affect the interest of the Trust in a Receivable). Except as otherwise specified in Sections 4.2 or 4.4, unless the breach shall have been cured by the last day of the Collection Period following the Collection Period in which such discovery occurred (or, at the Servicer's election, the last day of the Collection Period in which such discovery occurred), the Servicer shall purchase any Receivable materially and adversely affected by such breach, as of such last day. In consideration of the purchase of such Receivable, the Servicer shall remit the Repurchase Amount (less any Liquidation Proceeds deposited, or to be deposited, by the Servicer in the Collection Account with respect to such Receivable pursuant to Section 4.3) in the manner specified in Section 5.4. The sole remedy of the Trust, the Trustee, or the Certificateholders against the Servicer with respect to a breach pursuant to Section 4.2 or 4.6 shall be to require the Servicer to purchase Receivables pursuant to this Section 4.7. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 4.7 or the eligibility of any Receivable for purposes of this Agreement.

                  SECTION 4.8. Servicing Fee. The Servicing Fee for a Collection Period shall be payable on the related Distribution Date pursuant to Section 5.5 and shall equal the sum of (i) the product of one-twelfth of the Servicing Fee Rate and the Pool Balance as of the related Settlement Date and (ii) Late Fees received from Obligors during such Collection Period, and, in addition, as part of the Servicing Fee the Servicer shall be entitled to receive on each Distribution Date investment earnings on amounts on deposit in the Accounts or earned on collections pending deposit in the Collection Account; provided, however, that, beginning with the Collection Period for which the Trustee is notified in writing that the Servicer has failed to deposit an Advance with respect to a Receivable (other than because such Receivable has been designated a Defaulted Receivable) and continuing until the Final Scheduled Distribution Date, such investment earnings shall not be paid to the Servicer, but shall be deposited by the Trustee or the Paying Agent on its behalf into the Reserve Account on each Distribution Date. The Servicer shall be required to pay from its own account all expenses incurred by it in connection with its activities hereunder (including fees and disbursements of the Trustee, the Collateral Agent, Trustee's and Collateral Agent's counsel, the Paying Agent, the Transfer Agent and Certificate Registrar and independent accountants and auditors, taxes imposed on the Servicer, and other costs incurred in connection with administering and servicing the Receivables) except federal, state and local income and franchise taxes, if any, of the Trust or any Certificateholder or any expenses in connection with realizing upon Receivables under Section 4.3.

                  SECTION 4.9. Servicer's Certificate. On or before each Determination Date, the Servicer shall deliver to the Trustee,

the Collateral Agent, the Paying Agent and the Rating Agencies a Servicer's Certificate substantially in the form of Exhibit D hereto, for the Collection Period preceding such Determination Date, containing all information necessary to make the distributions pursuant to Section 5.5, and all information necessary for the Paying Agent to send statements to Certificateholders pursuant to Section
5.8. The Servicer shall deliver to the Rating Agencies any information, to the extent it is available to the Servicer, that the Rating Agencies reasonably request in order to monitor the Trust. The Servicer shall also specify each Receivable which the Seller or the Servicer is required to repurchase or purchase, as the case may be, as of the last day of the preceding Collection Period or as of the related Settlement Date, as applicable, each Receivable which the Servicer shall have determined to be a Defaulted Receivable during the preceding Collection Period, and each Receivable for which the Servicer has failed to deposit an Advance pursuant to Section 5.3 other than because such Receivable has been designated a Defaulted Receivable. Subsequent to the Closing Date, the form of Servicer's Certificate may be revised or modified to cure any ambiguities or inconsistencies with this Agreement; provided, however, that no material information shall be deleted from the form of Servicer's Certificate. In the event that the form of Servicer's Certificate is revised or modified in accordance with the preceding sentence, a form thereof, as so revised or modified, shall be provided to the Trustee and each Rating Agency.

                  SECTION 4.10. Annual Statement as to Compliance. (a) The Servicer shall deliver to a firm of independent certified public accountants, on or before March 31 of each year commencing March 31, 1997, a certificate signed by the chairman of the board, president, the treasurer, the controller, any executive or senior vice president or any vice president of the Servicer, stating that (a) a review of the activities of the Servicer during the year ended the preceding December 31 (or shorter period in the case of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations in all material respects under this Agreement throughout such year (or shorter period in the case of the first such certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                           (b) The Servicer shall deliver to the Trustee and

each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer's Certificate specifying any event which with the giving of notice or lapse of time, or both, would become an Event of Servicing Termination under Section 9.1. The Seller shall deliver to the Trustee, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer's Certificate specifying any event which with the giving of notice or lapse of time, or both, would become an Event of Servicing Termination under Section 9.1.

                  SECTION 4.11. Annual Audit Report. The Servicer shall cause a firm of independent public accountants (which may provide other services to the Servicer or the Seller) to prepare a report (with a copy of the certificate described in Section 4.10(a) attached) addressed to the Board of Directors of the Servicer, for the information and use of the Trustee and the Rating Agencies on or before March 31 of each year, beginning March 31, 1997, to the effect that, with respect to the twelve months (or shorter period in the case of the first such report) ended the preceding December 31, such firm has either (A) examined a written assertion by the Servicer about the effectiveness of the Servicer's internal control structure over the processing and reporting of transactions relating to securitized automobile loans with respect to the criteria set forth by the Servicer (the "Assertion") and that, on the basis of such examination, such firm is of the opinion that the Servicer's Assertion is fairly stated in all material respects except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as shall be set forth in such firm's report, or (B) such firm has performed the following Procedures:

1. For a sample of daily cash receipts during the preceding calendar year, perform the following:

         a. Trace total cash receipts to deposits on bank statements.
         b. Agree cash receipts for securitized loans to computer reports.
         c. Trace cash receipts for securitized loans to disbursements to the Trustee.

2. For a sample of monthly cash receipt reports, perform the following:

         a. Agree total cash receipts per the cash receipt reports to "Total Payments From Obligors Applied to

                  Collection Period" per monthly Servicer
                  Certificates.
         b. Agree total principal payments per the cash receipt report to "Principal Payments" per monthly Servicer Certificates.

3. For a sample of loans delinquent 30 days or more and for a sample of loans in repossession status, selected from the loan delinquency report or a new repossession report, as applicable, at a point in time, trace loan number to inclusion in the loan collection system.

The determination of which of the two alternative reports to be prepared and delivered, and the size of each sample to be tested, shall be decided in the sole discretion of the Servicer. The report of the independent certified public accountants shall also indicate that such accounting firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                  SECTION 4.12. Access by Certificateholders to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Certificateholders access to the Receivable Files in such cases where the Certificateholder shall be required by applicable statutes or regulations to have access to such documentation. Access by the Certificateholders shall be afforded without charge, but only upon reasonable request and during normal business hours which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Nothing in this Section 4.12 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 4.12.

                  SECTION 4.13. Reports to Certificateholders and the Rating Agencies. (a) The Trustee shall provide to any Certificateholder who so requests in writing (addressed to the Corporate Trust Office) a copy of any Servicer's Certificate described in Section 4.9, of the annual statement described in Section 4.10, or the annual report described in Section 4.11. The Trustee may require the Certificateholder to pay a reasonable sum to cover the cost of the Trustee's complying with such request.

                           (b)      The Trustee shall forward to the Rating
Agencies the statement to Certificateholders described in Section 5.8 and any other reports it may receive pursuant to this Agreement (i) to Standard & Poor's Ratings Services, Asset-Backed Surveillance Group,
25 Broadway, New York, New York 10004, (ii) to Moody's Investors
Service, Inc., ABS Monitoring Dept., 99 Church Street, 4th Floor, New
York, New York 10007 and (iii) to

Fitch Investors Services, L.P., One State Street Plaza, 32nd Floor, New York, New York 10004.

                  SECTION 4.14. Reports to the Securities and Exchange Commission. The Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                               ARTICLE V

                     DISTRIBUTIONS; STATEMENTS TO
                          CERTIFICATEHOLDERS

                  SECTION 5.1. Establishment of the Accounts. (a) The Servicer shall establish:

                  (i) the Collection Account in the name of the Trustee bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders;

                  (ii) the Class A Distribution Account in the name of the Trustee bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class A
                              Certificateholders; and

                  (iii) the Class B Distribution Account in the name of the Trustee bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class B
                              Certificateholders.

                  Each Account shall be an Eligible Deposit Account

established initially at The Chase Manhattan Bank. Each Account may be maintained with The Chase Manhattan Bank (or an Affiliate thereof) so long as The Chase Manhattan Bank (or such Affiliate) is a Qualified Trust Institution or Qualified Institution, as applicable.

                  (b) The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Accounts (excluding the Seller's interest in the Retained Yield) and in all proceeds thereof (excluding investment earnings) and all such funds shall be part of the property of the Trust. The Accounts shall be under the sole dominion and control of the Trustee. Should any depositary of an Account (including The Chase Manhattan Bank (or an Affiliate thereof)) cease to be either a Qualified Institution or a Qualified Trust Institution, as applicable, then the Servicer shall, with the Seller's assistance as necessary, cause such Account to be moved to a Qualified Institution or a Qualified Trust Institution, unless the Rating Agency Condition is satisfied in connection with such depositary's ceasing to be a Qualified Institution or a Qualified Trust Institution, as the case may be.

                  All amounts held in the Collection Account shall be invested by the bank or trust company then maintaining the account (at the written direction of the Servicer (or, if investment earnings on amounts on deposit in the Collection Account are not being paid to the Servicer, the Seller) in Permitted Investments that mature not later than the Deposit Date next succeeding the date of investment except, if the Collection Account is maintained with the Trustee, for investments on which the Trustee is the obligor (including repurchase agreements on which the Trustee in its commercial capacity is liable as principal), which investments may mature on such Distribution Date; provided, however, that once such amounts have been invested by such bank or trust company, as applicable, in Permitted Investments, such Permitted Investments must be held or maintained until they mature on or before the dates described above. Amounts on deposit in the Reserve Account will be distributed in the manner set forth in Section 5.5.

                  SECTION 5.2. Collections. The Servicer shall remit daily within forty-eight hours of receipt to the Collection Account all payments by or on behalf of the Obligors on the Receivables and all Liquidation Proceeds (including any Retained Yield), both as collected during the Collection Period. Chase USA has requested that, so long as it is acting as the Servicer, the Servicer be permitted to make remittances of collections on a less frequent basis than that specified in the immediately preceding sentence. It is understood that such less frequent remittances may be made only on the specific terms and conditions set forth below in this Section 5.2 and only for so long as such terms and conditions are fulfilled. Accordingly, notwithstanding the provisions of the first sentence of this Section 5.2, the Servicer shall remit such collections to the Collection Account in Automated Clearinghouse Corporation next-day funds or immediately available funds no later than 11:00 a.m., New York City time, on the Deposit Date but only for so long as (i) any of (a) the short-term certificate of deposit or debt ratings of the Servicer are at least "P-1" by Moody's, "F-1" by Fitch (if rated by Fitch) and "A-1" by Standard & Poor's, or (b) (1) the Servicer is an Affiliate of (directly or indirectly) The Chase Manhattan Bank, and (2) if the Servicer's short-term certificates of deposit or debt are assigned a rating by a Rating Agency, such rating is not below "P-1" by Moody's, "F-1" by Fitch or "A-l" by Standard & Poor's, and (3) the short-term certificate of deposit or debt ratings of The Chase Manhattan Bank are at least "P-1" by Moody's, "F-1" by Fitch (if rated by Fitch) and "A-l" by Standard & Poor's or (c) the Rating Agency Condition is satisfied as a result of Collections being remitted on a monthly, rather than daily, basis and (ii) the Servicer shall be Chase USA or The Chase Manhattan Bank. Upon remittance by the Servicer of Collections to the Collection Account pursuant to the preceding sentence, the Paying Agent shall provide written notice to the Trustee no later than 11 a.m., New York City time, on each Deposit Date setting forth the amounts remitted by the Servicer on such date and, if the Paying Agent fails to provide the Trustee with such written notice by 12 noon, New York City time, on such Deposit Date, then the Trustee shall assume that no deposits were made to the Collection Account pursuant to this Section 5.2 and shall withdraw any amount required from the Reserve Account for deposit into the Collection Account pursuant to Section 5.6. For purposes of this Section 5.2 the phrase

"payments made on behalf of the Obligors" shall mean payments made by Persons other than the Seller or the Servicer. Investment earnings on amounts on deposit in the Collection Account will be paid to the Servicer or deposited into the Reserve Account in accordance with
Section 4.8.

                  SECTION 5.3. Advances. (a) As of the Business Day preceding the related Distribution Date, the Servicer may, in its sole discretion, make a payment with respect to each Receivable (other than a Defaulted Receivable) equal to the excess, if any, of (x) the product of the Principal Balance of such Receivable as of the related Settlement Date and one-twelfth of the Contract Rate for such Receivable, over (y) the interest actually received by the Servicer with respect to such Receivable from the Obligor or from payments of the Repurchase Amount during or with respect to such Collection Period. The Servicer shall deposit all such Advances into the Collection Account in Automated Clearinghouse Corporation next-day funds or immediately available funds no later than 11 a.m., New York City time, on the Deposit Date. The Servicer may elect not to make any Advance with respect to a Receivable to the extent that the Servicer, in its sole discretion, shall determine that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the Reserve Account. To the extent that the amount set forth in clause (y) above with respect to a Receivable during or with respect to a Collection Period plus any amounts withdrawn from the Reserve Account during or with respect to such Collection Period and allocable to interest with respect to such Receivable is greater than the amount set forth in clause (x) above with respect thereto, such amount shall be distributed to the Servicer on the related Distribution Date pursuant to Section 5.5(a); provided, however, that, notwithstanding anything else herein, until a Receivable becomes a Defaulted Receivable, the Servicer shall be reimbursed for any Advance made with respect to a Receivable only from accrued interest paid from the Obligor under such Receivable.

                  (b) On each Deposit Date, the Trustee shall demand a withdrawal from the Reserve Account in an amount, not to exceed the Available Reserve Account Amount for such Distribution Date, equal to the amount of all outstanding Advances with respect to all Receivables that become Defaulted Receivables during the immediately preceding Collection Period (to the extent not recovered from Liquidation Proceeds) and shall deposit such amount into the Collection Account in Automated Clearinghouse Corporation next-day funds or immediately available funds no later than 11 a.m., New York City time, on such Deposit Date. Such amounts shall be distributed to the Servicer on the related Distribution Date pursuant to Section 5.5(a).

                  (c) On each Deposit Date, the Paying Agent shall provide written notice to the Trustee setting forth the amount, if any, of Advances deposited by the Servicer in the Collection Account no later than 11 a.m., New York City time, on such

Deposit Date and, if the Paying Agent fails to provide the Trustee with such written notice by 12 noon, New York City time, on such Deposit Date, then the Trustee shall assume that no Advances were deposited to the Collection Account pursuant to this Section 5.3.

                  SECTION 5.4. Additional Deposits. The Servicer, or the Seller, as the case may be, shall deposit into the Collection

Account the aggregate Repurchase Amount pursuant to Sections 3.2, 4.7 and 11.2, as applicable. All remittances shall be made to the Collection Account, in Automated Clearinghouse Corporation next-day funds or immediately available funds, no later than 11 a.m., New York City time, on the Deposit Date.

                  SECTION 5.5. Distributions. Not later than 12 noon, New York City time, on each Distribution Date, the Trustee, or the Paying Agent on behalf of the Trustee, shall cause to be made the following distributions, to the extent funds are available in the Collection Account (including amounts withdrawn from the Reserve Account and deposited therein), in the following order of priority and in the amounts set forth in the Servicer's Certificate for such Distribution Date:

                           (a)      to the Servicer, by wire transfer of
immediately available funds, in reimbursement of Advances from amounts on deposit in the Collection Account allocable to interest under the Receivables or from withdrawals from the Reserve Account (including an amount equal to the accrued interest on Defaulted Receivables and Repurchased Receivables to the extent available in the Collection Account), the amount payable to the Servicer pursuant to Section 5.3;

                           (b)      to the extent of the sum of Available
Interest (after reimbursement of Advances pursuant to Section 5.5(a)) and any Available Reserve Account Amount remaining after any withdrawal from the Reserve Account in respect of Advances pursuant to
Section 5.3(b) on the related Deposit Date (and, in the case of shortfalls occurring under clause (ii) below in the Class A Interest Distributable Amount, the Class B Percentage of Available Principal to the extent of such shortfalls), in the following priority:

                      (i) to the Servicer, any unpaid Servicing Fee for
                  the related Collection Period and all unpaid Servicing Fees from prior Collection Periods;

                      (ii) to the Class A Distribution Account, the Class A Interest Distributable Amount for such
                  Distribution Date; and

                      (iii) to the Class B Distribution Account, the Class B Interest Distributable Amount for such
                  Distribution Date.

                           (c)      to the extent of the portion of

Available Principal, Available Interest (after reimbursement of
Advances pursuant to Section 5.5(a)) and any Available Reserve Account Amount (after any withdrawal pursuant to Section 5.3(b) on the related Deposit Date) remaining after the application of clause (b) above, in the following priority:

                      (i) to the Class A Distribution Account, the Class A Principal Distributable Amount for such
                  Distribution Date;

                      (ii) to the Class B Distribution Account, the Class B Principal Distributable Amount for such
                  Distribution Date; and

                      (iii) to the Collateral Agent for deposit in the Reserve Account, any remaining amounts.

                           (d) On each Distribution Date, the Trustee
or the Paying Agent, as the case may be, will distribute all amounts on deposit in the Class A Distribution Account to the Class A Certificateholders as of the Record Date and all amounts on deposit in the Class B Distribution Account to the Class B Certificateholders as of the Record Date. Amounts distributed from the Distribution Accounts shall be paid to the related Certificateholders of record, as of the related Record Date, by check mailed by the Paying Agent (or, if directed by the Seller in the case of the certificates registered in the name of the Clearing Agency, by wire transfer of immediately available funds). To the extent that the Paying Agent wires funds to a Clearing Agency from the Collection Account, the Paying Agent will request the Seller, the Qualified Institution or the Qualified Trust Institution then maintaining the Collection Account to make such wire distribution and the Seller, the Qualified Institution or the Qualified Trust Institution then maintaining the Collection Account shall promptly deliver to the Paying Agent a confirmation of such wire distribution. The Paying Agent shall have no liability in connection with any failure by the Seller, the Qualified Institution or the Qualified Trust Institution to make such distribution.

                  SECTION 5.6.  Reserve Account; Assignment of
Retained Yield to Collateral Agent. (a) The Seller shall establish the Reserve Account at Norwest Bank Minnesota, National Association, in the name of Norwest Bank Minnesota, National Association, as Collateral Agent on behalf of the Certificateholders. The Reserve Account shall be an Eligible Deposit Account. The Reserve Account shall not be property of the Trust.

                  (b) On the Closing Date, the Seller shall deposit the Reserve Account Initial Deposit into the Reserve Account. The Seller hereby grants to the Collateral Agent for the benefit of the Certificateholders all of its right, title and interest in and to the Retained Yield and the Reserve Account and any and all property credited thereto from time to time, including, but not limited to, Permitted Investments, to secure the payment of all amounts due and owing to the Certificateholders hereunder. By acceptance of their Certificates, Certificateholders shall be deemed to have appointed Norwest Bank Minnesota, National Association, as Collateral Agent with respect to the Reserve Account and the Retained Yield. Norwest Bank Minnesota, National Association hereby accepts such appointment as Collateral Agent with respect to the Reserve Account and the Retained Yield.

                  (c) The Reserve Account shall be under the sole dominion and control of the Collateral Agent, and the Collateral Agent shall have signature authority with respect thereto. Should any sole depositary of the Reserve Account cease to be either a Qualified Institution or a Qualified Trust Institution, the Seller shall cause the Reserve Account to be moved to a Qualified Institution or a Qualified Trust Institution, as applicable, unless the Seller provides the Trustee with a letter from the Rating Agencies to the effect that the Rating Agency Conditions will be satisfied in connection with such depositary's ceasing to be a Qualified Institution or a Qualified Trust Institution, as the case may be.

                  All amounts held in the Reserve Account shall be invested by the bank or trust company then maintaining the account (at the written direction of the Seller in Permitted Investments that mature not later than the Deposit Date next succeeding the date of investment except, if the Reserve Account is maintained with the Trustee, for investments on which the Trustee is the obligor (including repurchase agreements on which the Trustee in its commercial capacity is liable as principal), which investments may mature on such Distribution Date; provided, however, that amounts on deposit in the Reserve Account may be invested in Permitted Investments that mature later than the next succeeding Deposit Date if the Rating Agency Condition is satisfied.

                  (d) With respect to the Account Property in respect of the Reserve Account:

                           (i) any Account Property that constitutes
                  Physical Property shall be delivered to the Collateral Agent in accordance with paragraph (a) of the definition of "Delivery" and shall be held by the Collateral Agent, pending maturity or disposition;

                           (ii) any Account Property that is a
                  book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b)

                  of the definition of "Delivery" and shall be maintained by the Collateral Agent, pending maturity or disposition; and

                           (iii) any Account Property that is an
                  "uncertificated security" under Article VIII of the Relevant UCC and that is not governed by clause (ii) above shall be delivered to the Collateral Agent in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Collateral Agent, pending maturity or disposition.

The Collateral Agent shall, at the expense of the Servicer, take such action as is required in writing by the Trustee to maintain the security interest of the Collateral Agent in any Account Property as a perfected security interest under the Relevant UCC; provided, however, that the Collateral Agent shall not be required to prepare or file any financing statements or continuation statements and that the Collateral Agent and Trustee may rely upon the written instructions of the Servicer as to the method by which the security interest of the Collateral Agent may be perfected. Upon written request from the Trustee or Collateral Agent, the Servicer shall provide such instructions and an opinion of counsel with respect to the method of perfecting such security interest; provided, however, that the Servicer shall not be obligated to deliver to the Collateral Agent or the Trustee an opinion of counsel with respect to the method of perfecting a security interest in any Permitted Investment the method of perfecting a security interest in which was described in that certain legal opinion of Dorsey & Whitney LLP, special local counsel to the Collateral Agent, dated September 18, 1996, unless there has been change in law or the interpretation thereof from the date of such opinion with respect to the method of perfecting a security interest in such Permitted Investment.

                  (e) On each Distribution Date, the Collateral Agent shall withdraw from the Reserve Account and pay to the Seller any investment income with respect to amounts on deposit in the Reserve Account and, subject to Sections 8.4 and 10.7, an amount equal to the excess, if any, of the amount on deposit in the Reserve Account (after giving effect to all deposits therein or withdrawals therefrom on such Distribution Date) over the Specified Reserve Account Balance with respect to such Distribution Date. Upon any distribution to the Seller of amounts from the Reserve Account, neither the Holders nor the

Collateral Agent will have any rights in, or claims, to, such amounts. Amounts properly distributed to the Seller from the Reserve Account shall not be available under any circumstances to the Trustee, the Collateral Agent, and the Seller shall in no event thereafter be required to refund any such distributed amounts.

                  (f) On each Deposit Date, the Trustee shall demand a withdrawal from the Reserve Account, in an amount not to exceed the Available Reserve Account Amount (after withdrawals from the Reserve Account on the related Deposit Date pursuant to Section 5.3(b)), equal to the sum of the excess, if any, of the sum of the Class A Interest Distributable Amount, Class A Principal Distributable Amount, Class B Interest Distributable Amount and Class B Principal Distributable Amount, in each case for the Distribution Date, and the Servicing Fee payable to the Servicer on such Distribution Date, over the sum of the Available Interest (after reimbursement of Advances pursuant to Section 5.5(a)) and Available Principal, in each case for such Distribution Date. The Trustee shall
(x) first, pay the amount set forth in clause (ii) above to the Servicer in reimbursement of such Advances and (y) then, deposit the amount set forth in clause (i) above, in the Collection Account for application pursuant to Section 5.5.

                  SECTION 5.7. Net Deposits. Chase USA (in its capacity as Seller and/or Servicer) may make the remittances pursuant to Section 5.2 and Section 5.4 above, net of amounts to be retained by it or distributed to it (also in any such capacity) pursuant to
Section 4.8 (if applicable) and Section 5.5, if (a) it shall be the Servicer and (b) it is entitled, pursuant to Section 5.2, to make deposits on a monthly basis, rather than a daily basis. Nonetheless, the Servicer shall account for all of the above described amounts as if such amounts were deposited and distributed separately.

                  SECTION 5.8. Statements to Certificateholders. On each Distribution Date, the Servicer shall prepare and furnish to the Trustee and the Paying Agent, and the Paying Agent shall include with the distribution to each Certificateholder a statement substantially in the form of Exhibit E, based on information in the certificate furnished pursuant to Section 4.9, setting forth for the Collection Period the following information (which in the case of items (i), (ii) and (iii) shall be expressed in the aggregate and as a dollar amount per $1,000 of the original principal balance of a Certificate):

                                       (i) the amount of the distribution
         allocable to principal on the Class A Certificates and the

         Class B Certificates;

                                       (ii) the amount of the distribution
         allocable to interest on the Class A Certificates and the Class B Certificates (specifying specifically the amount of any Class B Stripped Coupon included therein);

                                       (iii) the amount of the Servicing Fee
         paid to the Servicer pursuant to Section 5.5(c);

                                       (iv) the Class A Certificate Balance, the
         Class A Pool Factor, the Class B Certificate Balance and the
         Class B Pool Factor as of such Distribution Date, in each case after giving effect to payments allocated to principal reported pursuant to clause (i);

                                       (v) the Pool Balance as of the last day
         of the related Collection Period;

                                       (vi) the amount of the Aggregate Net
         Losses, if any, for such Collection Period.

                                       (vii) the Class A Interest Carryover
         Shortfall, the Class B Interest Carryover Shortfall, the
         Class A Principal Carryover Shortfall and the Class B
         Principal Carryover Shortfall, if any, for such Distribution
         Date;

                                       (viii) the balance of the Reserve Account
         on such Distribution Date, after giving effect to changes therein on such Distribution Date and the amounts deposited into and withdrawn from the Reserve Account on such Distribution Date;

                                       (ix) the Specified Reserve Account
         Balance as of such Distribution Date;

                                       (x) the aggregate Repurchase Amount of
         Receivables repurchased by the Seller or purchased by the Servicer during such Collection Period; and

                                       (xi) the aggregate unreimbursed Advances
         as of such Distribution Date and the change in such amount from the previous Distribution Date and the amount of Advances reimbursed on such Distribution Date from collections and Liquidation Proceeds and from withdrawals from the Reserve Account.

                  Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Servicer shall prepare and furnish to the Trustee and the Paying Agent, and the Paying Agent shall furnish, to each Person who at any time during such calendar year shall have been a Certificateholder for the purposes of such Certificateholder's preparation of federal income tax returns, a statement setting forth the sum of the amounts determined in clauses (i) through (iii) for such calendar year.

                              ARTICLE VI

                           THE CERTIFICATES

                  SECTION 6.1. The Certificates. Unless otherwise specified in this Agreement, the Certificates of each class shall be issued in denominations of $1,000 and integral multiples thereof; provided, however, that one Class A Certificate and one Class B Certificate may be issued in a denomination that represents a residual portion of the Original Class A Certificate Balance and the Original Class B Certificate Balance, respectively. Upon initial issuance on the Closing Date, the Class A Certificates and the Class B Certificates shall be in the form of Exhibit A-1 and Exhibit A-2, respectively, which are incorporated by reference, and shall be issued as provided in Section 6.8 in an aggregate amount equal to the Original Class A Certificate Balance and the Original Class B Certificate Balance, respectively. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an Authorized Officer or other authorized signatory of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals shall have ceased to be so authorized prior to the execution, authentication and delivery of such Certificates or did not hold such offices or positions at the date of such Certificates. No Certificate shall entitle the Holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate an authentication substantially in the form set forth in Exhibit A-1 or A-2 hereto as applicable, executed by the Trustee by manual or facsimile signature; such authentication shall constitute conclusive evidence that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. A transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder, upon due presentment of such Certificate in such transferee's name pursuant to Section 6.5.

                  SECTION 6.2. Execution, Authentication and Delivery of Certificates. The Trustee shall deliver to, or upon the order of, the Seller, in exchange for the Receivables, the other assets of the Trust and the pledge of the Reserve Account and amounts on deposit therein and the Retained Yield, simultaneously with the sale, assignment and transfer to the Trustee of the Receivables, the constructive delivery to the Trustee of the Receivable Files and the delivery to the Trustee of the other components of the Trust, Certificates duly executed by the Trustee, on behalf of the Trust, and authenticated by the Trustee in authorized denominations equaling in the aggregate the Original Pool Balance, and evidencing the entire ownership of the Trust.

                  SECTION 6.3. Registration of Transfer and Exchange of Certificates.

                           (a)         The Trustee shall cause to be
kept at the office or agency to be maintained by a transfer agent and certificate registrar (the "Transfer Agent and Certificate Registrar"), in accordance with the provisions of Section 6.7, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Chase Manhattan Bank is hereby initially appointed Transfer Agent and Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. In the event that, subsequent to the date of issuance of the Certificates, The Chase Manhattan Bank notifies the Trustee that it is unable to act as Transfer Agent and Certificate Registrar, the Trustee shall act, or the Trustee shall, with the consent of the Seller, appoint another bank or trust company, having an office or agency located in The City of New York and which agrees to act in accordance with the provisions of this Agreement applicable to it, to act, as successor Transfer Agent and Certificate Registrar under this Agreement.


                  The Trustee may revoke such appointment and remove The Chase Manhattan Bank as Transfer Agent and Certificate Registrar if the Trustee determines in its sole discretion that The Chase Manhattan Bank failed to perform its obligations under this Agreement in any material respect. The Chase Manhattan Bank shall be permitted to resign as Transfer Agent and Certificate Registrar upon 30 days' written notice to the Trustee, the Seller and the Servicer; provided, however, that such resignation shall not be effective and The Chase Manhattan Bank shall continue to perform its duties as Transfer Agent and Certificate Registrar until the Trustee has appointed a successor Transfer Agent and Certificate Registrar with the consent of the Seller.

                  Upon surrender for registration of transfer of any Certificate at the office or agency of the Transfer Agent and Certificate Registrar maintained pursuant to Section 6.7, the Trustee shall execute, authenticate and (if the Transfer Agent and Certificate Registrar is different than the Trustee, then the Transfer Agent and Certificate Registrar shall) deliver (or shall cause The Chase Manhattan Bank as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Class A Certificates or Class B Certificates, as the case may be, in authorized denominations of a like aggregate amount dated the date of authentication by the Trustee or any authenticating agent. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section
6.7.

                  Whenever any Certificate is surrendered for exchange, the Trustee shall execute, authenticate and (if the Transfer Agent and Certificate Registrar is different than the Trustee, then the Transfer Agent and Certificate Registrar shall) deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Transfer Agent and Certificate Registrar duly executed by the Holder, which signature on such assignment must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.

                  Each Certificate surrendered for registration of transfer or exchange shall be cancelled by the Transfer Agent and Certificate Registrar and disposed of by the Trustee or Transfer Agent and Certificate Registrar in accordance with its customary practice.

                  No service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  An institution succeeding to the corporate agency business of the Transfer Agent and Certificate Registrar shall continue to be the Transfer Agent and Certificate Registrar without the execution or filing of any paper or any further act on the part of the Trustee or such Transfer Agent and Certificate Registrar.

                  The Class B Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which is subject to the provisions of Title I of ERISA, (ii) a plan (as defined in Section 4975(e)(1) of the Code other than a governmental or church plan described in Section 4975(g)(2) or
(3) of the Code), or (iii) any entity whose underlying assets include "plan assets" by reason of any such plan's investment in the entity (excluding any investment company that is registered under the Investment Company Act of 1940, as amended) (each, a "Benefit Plan"). By accepting and holding a Class B Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan, and that no assets of a Benefit Plan were used to acquire such Class B Certificate. The foregoing restrictions shall not apply to acquisitions of Class B Certificates with assets of the general account of an insurance company, to the extent permitted under
Section 401(c) of ERISA.

                  SECTION 6.4. Mutilated, Destroyed, Lost, or Stolen Certificates. If (a) any mutilated Class A Certificate or Class B Certificate shall be surrendered to the Transfer Agent and Certificate Registrar, or if the Transfer Agent and Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss, or theft of any Class A Certificate or Class B Certificate and (b) there shall be delivered to the Trustee and the Transfer Agent and Certificate Registrar such security or indemnity as may be required to save each of them harmless then, in the absence of notice to the Trustee that such Class A Certificate or Class B Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute, authenticate and (if the Transfer Agent and Certificate Registrar is different from the Trustee, the Transfer

Agent and Certificate Registrar shall) deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Class A Certificate or Class B Certificate, a new Class A Certificate or Class B Certificate, as the case may be, of like tenor and denomination but bearing a number not contemporaneously outstanding. In connection with the issuance of any new Certificate under this Section 6.4, the Trustee or the Transfer Agent and Certificate Registrar, as the case may be, may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section
6.4 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not a lost, stolen, or destroyed Certificate shall be found at any time.

                  SECTION 6.5. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Certificate Registrar or any agent of any of them may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 5.5(d) and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Transfer Agent and Certificate Registrar or any agent of any of them shall be bound by any notice to the contrary.

                  SECTION 6.6. Access to List of Certificateholders' Names and Addresses. The Transfer Agent and Certificate Registrar shall furnish or cause to be furnished to the Servicer or the Paying Agent (or to the Trustee if the Trustee is not the Transfer Agent and Certificate Registrar), within 15 days after receipt by the Transfer Agent and Certificate Registrar of a request therefor from the Servicer, the Trustee or the Paying Agent in writing, in such form as the Servicer, the Trustee or the Paying Agent may reasonably require, a list of the names and addresses of the Certificateholders as of the most recent Record Date. If, at such time, if any, as Definitive Certificates have been issued, three or more Certificateholders, or one or more Holders of Certificates aggregating not less than 25% of the sum of the Class A Certificate Balance and the Class B Certificate

Balance as a single class apply in writing to the Transfer Agent and Certificate Registrar (or the Trustee if the Trustee is acting as the Transfer Agent and Certificate Registrar), and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Transfer Agent and Certificate Registrar shall, within five
(5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Servicer, the Trustee, the Transfer Agent and Certificate Registrar nor any of their respective agents accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

                  SECTION 6.7. Maintenance of Office or Agency. The Transfer Agent and Certificate Registrar shall maintain in The City of New York an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Transfer Agent and Certificate Registrar initially designates its corporate trust office located at 450 West 33rd Street, New York, New York 10001-2697 as its office for such purposes. The Transfer Agent and Certificate Registrar shall give prompt written notice to the Trustee, the Servicer and to Certificateholders of any change in the location of such office or agency.

                  SECTION 6.8. Book-Entry Certificates. Upon original issuance, the Class A Certificates and the Class B Certificates, other than the Class A Certificate representing the residual amount of the Original Class A Certificate Balance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by or on behalf of the Seller. The Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Class A Certificates or the Class B Certificates, as the case may be, except as provided in
Section 6.10. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to Class A Certificateholders or Class B Certificateholders pursuant to Section 6.10:

                                       (i) the provisions of this Section 6.8
         shall be in full force and effect;

                                       (ii) the Seller, the Servicer, the Paying
         Agent, the Transfer Agent and Certificate Registrar and the
         Trustee may deal with the Clearing Agency, and the Clearing

         Agency Participants for all purposes of this Agreement

         (including the making of distributions on the Certificates and the taking of actions by the Certificateholders) as the authorized representatives of the Certificate Owners;

                                       (iii) to the extent that the
         provisions of this Section 6.8 conflict with any other provisions of this Agreement, the provisions of this Section
         6.8 shall control;

                                       (iv) the rights of Certificate Owners
         shall be exercised only through the Clearing Agency (or to the extent Certificate Owners are not Clearing Agency
         Participants through the Clearing Agency Participants through which such Certificate Owners own Book-Entry Certificates), and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing
         Agency and/or the Clearing Agency Participants and all references in this Agreement to actions by Certificateholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to the Clearing Agency, as registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with the procedures of the Clearing Agency; and

                                       (v) pursuant to the Depository Agree-
         ment, and unless Definitive Certificates are issued pursuant to Section 6.10, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency
         Participants, for distribution by such Clearing Agency
         Participants to the Certificate Owners or their nominees.

                  SECTION 6.9. Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.10, the Trustee and the Paying Agent shall give all such notices and communications specified herein to be given by it to Certificateholders to the Clearing Agency.

                  SECTION 6.10. Definitive Certificates. If (i) the Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement, and the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Servicing Termination, Class A Certificate Owners representing in the aggregate not less than a majority of the Class A Certificate

Balance or Class B Certificate Owners representing in the aggregate not less than a majority of the Class B Certificate Balance, as the case may be, advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing, and if the Clearing Agency shall so notify the Trustee, that the continuation of a book-entry system through the Clearing Agency is no longer in the related Certificate Owners' best interests, the Trustee shall notify the Clearing Agency of the occurrence of any event described above, which shall be responsible to notify the Certificate Owners with respect to Class A Certificates or both, as the case may be, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners with respect to Class A Certificates or Class B Certificates or both, as the case may be, requesting the same. Upon surrender to the Transfer Agent and Certificate Registrar by the Clearing Agency of the Class A Certificates or the Class B Certificates or both, as the case may be, registered in the name of such Clearing Agency, or its nominee, accompanied by re-registration instructions from the Clearing Agency for registration of the Definitive Certificates, the Trustee shall execute, authenticate and (if the Transfer Agent and Certificate Registrar is different than the Trustee, then the Transfer Agent and Certificate Registrar shall) deliver Definitive Certificates in accordance with the instructions of the Clearing Agency. The Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. None of the Seller, the Servicer, the Transfer Agent and Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying upon such instruction. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Transfer Agent and Certificate Registrar, to the extent applicable with respect to such Definitive Certificates and the Trustee, the Paying Agent and the Transfer Agent and Certificate Registrar shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  SECTION 6.11.  Appointment of Paying Agent.

                           (a)         The Paying Agent shall have the
revocable power to withdraw funds from the Accounts and make distributions to the Certificateholders, the Servicer and the Collateral Agent pursuant to Section 5.5. The Trustee may revoke such power and remove the Paying Agent, if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Paying Agent shall initially be The Chase Manhattan

Bank. The Chase Manhattan Bank shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer and the Trustee. In the event that The Chase Manhattan Bank shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company and may be the Trustee) with the consent of the Seller, which consent shall not be unreasonably withheld. If at any time the Trustee shall be acting as the Paying Agent, the provisions of Sections 10.1, 10.3 and 10.4 shall apply to the Trustee in its role as Paying Agent.

                           (b)         The Trustee shall cause the
Paying Agent (other than itself and The Chase Manhattan Bank) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate Owners.

                           (c)       The Chase Manhattan Bank in its
capacity as initial Paying Agent hereunder agrees that it (i) will hold all sums held by it hereunder for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and (ii) shall comply with all requirements of the Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate Owners.

                           (d)        An institution succeeding to the
corporate agency business of the Paying Agent shall continue to be the Paying Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Paying Agent.

                  SECTION 6.12.  Authenticating Agent.

                           (a)         The Trustee may appoint one or
more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. The Trustee hereby appoints The Chase Manhattan Bank as Authenticating

Agent for the authentication of Certificates upon any registration of transfer or exchange of such Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent (other than The Chase Manhattan Bank) shall be acceptable to the Seller.

                           (b)       Any institution succeeding to the
corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

                           (c)         An authenticating agent may at
any time resign by giving written notice of resignation to the Trustee and the Seller. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Seller. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Seller, the Trustee promptly may appoint a successor authenticating agent with the consent of the Seller. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Seller.

                           (d)        The Servicer shall pay the
Authenticating Agent from time to time reasonable compensation for its services under this Section 6.12.

                           (e)        The provisions of Sections 10.1,
10.3 and 10.4 shall be applicable to any authenticating agent.

                           (f)        Pursuant to an appointment made
under this Section 6.12, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

                  This is one of the certificates referred to in the within mentioned Agreement.


                                                   -----------------------,
                                                          as Trustee

                                                   By:
                                                       ----------------------
                                                          Authorized Officer

                                                                 or


                                                   -------------------------
                                                   as Authenticating Agent
                                                     for the Trustee,

                                                   -------------------------
                                                      Authorized Officer

                  SECTION 6.13.  Actions of Certificateholders.

                           (a)      Any request, demand, authorization,
direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Seller or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Seller and the Servicer, if made in the manner provided in this
Section 6.13.

                           (b)      The fact and date of the execution
by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

                           (c)      Any request, demand, authorization,
direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Seller or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                           (d)     The Trustee may require such
additional proof of any matter referred to in this Section 6.13 as it shall deem necessary.

                              ARTICLE VII

                              THE SELLER

                  SECTION 7.1. Representations of Seller. The Seller makes the following representations on which the Trustee shall rely in accepting the Receivables in trust and authenticating the Certificates. The representations shall speak as of the execution and delivery of this Agreement, and shall survive the sale of the Receivables to the Trustee.

                                    (i) Organization and Good
         Standing. The Seller has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority, and legal right to acquire and own the Receivables.

                                    (ii) Power and Authority.  The
         Seller has the power and authority to execute and deliver this Agreement and to carry out its terms, the Seller has full power and authority to sell and assign the property to be sold and assigned to the Trustee as part of the Trust and has duly authorized such sale and assignment to this Trustee by all necessary corporate action; and the execution, delivery, and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

                                    (iii) Valid Sale; Binding
         Obligations. This Agreement effects a valid sale, transfer, and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller; and constitutes a legal, valid, and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                                    (iv) No Violation.  The
         consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Seller, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or, to the best of the Seller's knowledge, any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

                                    (v) No Proceedings.  There are no
         proceedings or investigations pending, or, to the Seller's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties: (a) asserting the invalidity of this Agreement or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (d) relating to the Seller and which might adversely affect the federal income tax attributes of the Certificates.

                  SECTION 7.2. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller in such capacity under this Agreement and shall have no other obligations or liabilities hereunder.


                  The Seller shall indemnify, defend and hold harmless the Trustee and the Trust from and against any taxes that may at any time be asserted against the Trust with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes, including franchise taxes measured by net income), arising out of the transactions contemplated by this Agreement, and costs and expenses in defending against the same.

                  The Seller shall indemnify, defend, and hold harmless the Trustee or the Trust from and against any loss, liability or expense incurred by reason of (i) the Seller's wilful misfeasance, bad faith, or negligence in the performance of its duties hereunder, or by reason of reckless disregard of the obligations and duties hereunder and (ii) the Seller's violation of federal or state securities laws in connection with the registration of the sale of the Certificates.

                  Indemnification under this Section 7.2 shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments to the Trust pursuant to this Section 7.2 and the Trust thereafter shall collect any of such amounts from others, the Trust shall repay such amounts to the Seller, without interest.

                  SECTION 7.3. Merger or Consolidation of Seller. Any corporation or other entity (i) into which the Seller may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Seller shall be a party, or (iii) which may succeed to all or substantially all of the business of the Seller, which corporation or other entity shall be bound to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement. The Seller shall give prompt written notice of any merger or consolidation to the Trustee, the Servicer and the Rating Agencies.

                  SECTION 7.4. Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation under this Agreement to appear in, prosecute, or defend any legal action that shall be unrelated to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

                  SECTION 7.5. Seller May Own Certificates. The Seller and any of its Affiliates may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise provided in the definition of "Class A Certificateholder" and "Class B Certificateholder" specified in Section 1.1. Certificates so owned by or pledged to the Seller or any Affiliates shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Certificates.

                             ARTICLE VIII

                             THE SERVICER

                  SECTION 8.1. Representations of Servicer. The Servicer makes the following representations on which the Trustee shall rely in accepting the Receivables in trust and authenticating the Certificates. The representations shall speak as of the execution and delivery of this Agreement, and shall survive the sale of the Receivables to the Trustee.

                                    (i) Organization and Good
         Standing. The Servicer has been duly organized and is validly existing as a national banking association or corporation and is in good standing under the laws of the United States of America or the jurisdiction of its incorporation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority, and legal right to acquire, own, sell, and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trustee.

                                    (ii) Power and Authority.  The
         Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement has been duly authorized by the Servicer by all necessary corporate action.

                                    (iii) Binding Obligations.  This
         Agreement constitutes a legal, valid, and binding obligation of the Servicer enforceable in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights, whether considered in a proceeding at law or in equity.

                                    (iv) No Violation.  The
         consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Servicer, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which the Servicer is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or, to the best of the Servicer's knowledge, any order, rule, or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties.

                                    (v) No Proceedings.  There are no
         proceedings or investigations pending, or to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: (a) asserting the invalidity of this Agreement or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (d) relating to the Servicer and which might adversely affect the federal income tax attributes of the

         Certificates.

                                    (vi)  Fidelity Bond.  The Servicer
         maintains a fidelity bond in such form and amount as is customary for banks acting as custodian of funds and documents in respect of retail automotive installment sales contracts.

                  SECTION 8.2. Liability of Servicer; Indemnities. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and shall have no other obligations or liabilities hereunder.

                                    (i) The Servicer shall defend, indemnify,
         and hold harmless the Trustee, the Trust and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

                                    (ii) The Servicer shall indemnify, defend,
         and hold harmless the Trustee and the Trust from and against any taxes that may at any time be asserted against the Trust with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Receivables or federal or other income taxes, including franchise taxes measured by net income) arising out of distributions on the Certificates and costs and expenses in defending against the same.

                                    (iii) The Servicer shall
         indemnify, defend, and hold harmless the Trustee and the Trust and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trustee and the Trust or the Certificateholders through the wilful misfeasance, gross negligence, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

                  Indemnification under this Section 8.2 shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this
Section 8.2 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest. The indemnification obligations of the Servicer set forth in this Section 8.2 shall survive the termination of such Servicer with respect to any act or failure to act which occurs prior to such Servicer's termination.

                  SECTION 8.3. Merger or Consolidation of Servicer. Any corporation or other entity (i) into which the Servicer may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Servicer shall be a party, or (iii) which may succeed to all or substantially all of the business of the Servicer, which corporation or other entity shall be bound to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Servicer shall promptly inform the Trustee, the Seller and the Rating Agencies in writing of any such merger or consolidation.

                  SECTION 8.4.  Limitation on Liability of Servicer and
Others.

                           (a)      Neither the Servicer nor any of the
directors, officers, or employees or agents of the Servicer shall be under any liability to the Trust, the Trustee, or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of wilful misfeasance, gross negligence, or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, or employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.


                           (b)      The Servicer, and any director,
         officer, employee or agent of the Servicer, shall be indemnified by the Trust and held harmless against any loss, liability, or expense (including reasonable attorneys' fees and expenses) incurred in connection with any legal action relating to the performance of the Servicer's duties under this Agreement, other than (i) any loss or liability otherwise reimbursable pursuant to this Agreement; (ii) any loss, liability, or expense incurred solely by reason of the Servicer's wilful misfeasance, negligence, or bad faith in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties under this Agreement or the Trust Agreement; and (iii) any loss, liability, or expense for which the Trust is to be indemnified by the Servicer under this Agreement. Any amounts due the Servicer pursuant to this Section 8.4 shall be payable on a Distribution Date from amounts distributable to the Seller from the Reserve Account pursuant to Section 5.6(e) (other than investment income) after all payments required to be made on such date to the Certificateholders and the Servicer, and amounts, if any, distributable therefrom to the Trustee pursuant to Section 10.7, have been paid and any amounts required to be retained on deposit in the Reserve Account pursuant to Section 5.6(e) to maintain the amount on deposit therein (exclusive of investment income and earnings on amounts on deposit therein) in an amount equal to the Specified Reserve Account Balance on such date shall have been made.

                           (c)      Except as provided in this
         Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities of the Trust, and the Servicer shall be entitled to be reimbursed therefor. Any amounts due the Servicer pursuant to this Section 8.4 shall be payable on a Distribution Date from amounts distributable to the Seller from the Reserve Account pursuant to Section 5.6(e) (other than investment income) after all payments required to be made on such date to the Certificateholders and the Servicer, and amounts, if any, distributable therefrom to the Trustee pursuant to Section 10.7, have been paid and any amounts required to be retained on deposit in the Reserve Account pursuant to Section 5.6(e) to maintain the amount on deposit therein (exclusive of investment income and earnings on amounts on deposit therein) in an amount equal to the

Specified Reserve Account Balance on such date shall have been made.

                           The Person to be indemnified shall provide the
Trustee with a certificate and accompanying Opinion of Counsel requesting indemnification and setting forth the basis for such request.

                  SECTION 8.5. Servicer Not To Resign. Except as permitted by Section 8.3, the Servicer shall not resign from its obligations and duties under this Agreement except (i) upon determination that the performance of its duties shall no longer be permissible under applicable law or (ii) in the event of the appointment of a successor Servicer, upon satisfaction of the Rating Agency Condition. Notice of any such determination set forth in clause
(i) above permitting the resignation of Chase USA shall be communicated to the Trustee and the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee concurrently with such notice. No such resignation shall become effective until the Trustee (which shall not be obligated to act as successor Servicer if the Servicer has resigned for a reason other than that the performance of its duties are no longer permissible under applicable law) or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer hereunder in accordance with Section 9.2.

                  SECTION 8.6. Delegation of Duties. So long as Chase USA (or any successor thereto in accordance with Section 8.3) or the Trustee acts as Servicer, the Servicer shall have the right, in the ordinary course of its business, to delegate any of its duties under this Agreement to any Person. Any compensation payable to such Person shall be paid by the Servicer from its own funds and none of the Trust, the Trustee (if not the Servicer), the Collateral Agent or the Certificateholders shall have any liability to such Person with respect thereto. Notwithstanding any delegation of duties by the Servicer pursuant to this Section 8.6, the Servicer shall not be relieved of its liability and responsibility with respect to such duties, and any such delegation shall not constitute a resignation within the meaning of Section 8.5 hereof. Any agreement that may be entered into by the Servicer and a Person that provides for any delegation of the Servicer's duties hereunder shall be deemed to be between the Servicer and such Person alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect thereto.

                              ARTICLE IX

                                DEFAULT

                  SECTION 9.1. Events of Servicing Termination. Any one of the following events which shall occur and be continuing shall constitute an event of servicing termination hereunder (each, an "Event of Servicing Termination"):

                                    (i) Any failure by the Servicer to deliver
         to the Trustee the Servicer's Certificate for the related
         Collection Period, or any failure by the Servicer to deliver to the Trustee, for distribution to Certificateholders, any proceeds or payment required to be so delivered under the terms of the Certificates and this Agreement (or, in the case of a payment or deposit to be made not later than the Deposit
         Date, the failure to make such payment or deposit on such Deposit Date), which failure continues unremedied for a period of five Business Days after (A) discovery by an officer of the Servicer or (B) written notice (1) to the Servicer by the Trustee or (2) to the Trustee and the Servicer by the Holders of Certificates evidencing not less than 25% of the sum of the Class A Certificate Balance and the Class B Certificate Balance voting together as a single class;

                                    (ii) Failure on the part of the Servicer,
         duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which failure shall
         (a) materially and adversely affect the rights of the Trust or the Certificateholders (which determination shall be made without regard to the Available Reserve Account Amount and
         (b) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer by the Trustee or (2) to the Trustee and the Servicer by the Holders of Certificates evidencing not less than 25% of the sum of the Class A Certificate and the Class
         B Certificate Balance voting together as a single class;


                                    (iii) The entry of a decree or order by a
         court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                                    (iv) The consent by the Servicer to the
         appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Upon the occurrence of an Event of Servicing Termination described above, and in each and every case and for so long as such Event of Servicing Termination shall not have been remedied, either the Trustee, or the Holders of Certificates evidencing not less than a majority of the sum of the Class A Certificate Balance and the Class B Certificate Balance voting together as a single class, by notice given in writing to the Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Receivables or otherwise, shall pass to and be vested in the Trustee pursuant to this Section 9.1; and, without limitation, the Trustee shall be hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivable Files, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor

Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, shall have been deposited by the Servicer in the Collection Account, or shall thereafter be received with respect to a Receivable. All reasonable costs and expenses (including attorneys' fees and disbursements) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 9.1 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. The Trustee shall give written notice of any termination of the Servicer to the Certificateholders and the Rating Agencies.

                  SECTION 9.2. Trustee to Act; Appointment of
Successor. Upon the Servicer's receipt of notice of termination pursuant to Section 9.1 or resignation pursuant to Section 8.5, the Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement, and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the Servicer by the terms and provisions of this Agreement. As compensation therefor, the Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination or resignation had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution (x) having a net worth of not less than $100,000,000 as of the last day of the most recent fiscal quarter for such institution and (y) whose regular business shall include the servicing of automobile receivables, as successor Servicer under this Agreement; provided, that the appointment of any such successor Servicer is required to satisfy the Rating Agency Condition. In connection with such appointment, the Trustee may make such arrangements for the compensation of such successor Servicer out of payments on Receivables as it and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. The Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Unless the Trustee shall be prohibited by law from so acting, the Trustee shall not be relieved of its duties as successor Servicer under this Section 9.2 until the newly appointed successor Servicer shall have assumed the responsibilities and obligations of the Servicer under this Agreement.

                  SECTION 9.3. Notification to Certificateholders. Upon delivery of written notice by the Trustee to the Servicer or receipt by the Trustee of written notice of an Event of Servicing Termination from Holders of Class A Certificates and Class B Certificates evidencing not less than 25% of the sum of the Class A Certificate Balance and the Class B Certificate Balance voting together as a single class or upon any Servicer termination, or appointment of a successor Servicer pursuant to this Article IX, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses of record, to the Seller and to the Rating Agencies.

                  SECTION 9.4. Waiver of Past Defaults. The Holders of Certificates evidencing not less than a majority of the sum of the Class A Certificate Balance and the Class B Certificate Balance voting together as a single class, may, on behalf of all Holders of Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits to or payments from the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Servicer shall give prompt written notice of any waiver to the Rating
Agencies.

                               ARTICLE X

                              THE TRUSTEE

                  SECTION 10.1. Duties of Trustee. The Trustee, both

prior to and after the occurrence of an Event of Servicing Termination, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Servicing Termination known to the Trustee shall have occurred and shall not have been cured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that if the Trustee shall assume the duties of the Servicer pursuant to Sections 8.5 and 9.2, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to automobile receivables that it services for itself.

                  The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders, or other instruments furnished to the Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer to the Trustee pursuant to this Agreement.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith or wilful misfeasance; provided, however, that:

                                    (i) Prior to the occurrence of an
         Event of Servicing Termination, and after the curing of all such Events of Servicing Termination that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, the permissible right of the Trustee to do things enumerated in this Agreement shall not be construed as a duty and, in the absence of bad faith on the part of the Trustee, or manifest error, the Trustee may conclusively rely upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement as to the truth of the statements made and the correctness of the opinions expressed therein;

                                    (ii) The Trustee shall not be personally
         liable for an error of judgment made in good faith by an Authorized Officer of the Trustee, unless it shall be proved that the Trustee shall have been negligent in ascertaining the pertinent facts; and

                                    (iii) The Trustee shall not be
         personally liable with respect to any action taken, suffered, or omitted to be taken in good faith in accordance with this Agreement or at the direction of the Holders of Certificates evidencing not less than 25% of the sum of the Class A Certificate Balance and the Class B Certificate Balance voting together as a single class, relating to the time, method, and place of conducting any proceeding or any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                  The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer (including its obligations as custodian) under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

                  The Trustee shall not be charged with knowledge of an Event of Servicing Termination until such time as an Authorized Officer shall have actual knowledge or have received written notice thereof.

                  Except for actions expressly authorized by this Agreement or, based upon an Opinion of Counsel, in the best interests of Certificateholders, the Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or to impair the value of any Receivable.

                  All information obtained by the Trustee regarding the Obligors and the Receivables, whether upon the exercise of its rights under this Agreement or otherwise, shall be maintained by the Trustee in confidence and shall not be disclosed to any other Person, other than its counsel, unless such disclosure is pursuant to the terms of this Agreement or required by any applicable law or regulation.

                  In the event that the Paying Agent or the Transfer

Agent and Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Certificate Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon an Authorized Officer obtaining knowledge thereof to perform such obligation, duty or agreement in the manner so required to the extent the information necessary to such performance is reasonably available to the Trustee after the Trustee has made a reasonable effort to obtain such information. The Trustee shall not be liable for the acts or omissions of any Paying Agent, any Authenticating Agent or the Transfer Agent and Certificate Registrar appointed hereunder with due care by the Trustee hereunder.

                  SECTION 10.2. Trustee's Assignment of Repurchased Receivables and Trustee's Certificate. With respect to all Receivables repurchased by the Seller pursuant to Section 3.2 or purchased by the Servicer pursuant to Section 4.7 or 11.2, the Trustee shall (i) assign, without recourse, representation, or warranty, to the Seller or the Servicer, as the case may be, all the Trust's right, title, and interest in and to such Receivable and the other property conveyed to the Trust pursuant to Section 2.1 with respect to such Receivable, and all security and documents relating thereto, such assignment being an assignment outright and not for security and (ii) as soon as practicable after each date as of which a Receivable shall be assigned to the Seller or the Servicer, as the case may be, execute a Trustee's Certificate, including the date of execution of such Trustee's Certificate and the date of the related Agreement, and accompanied by a copy of the Servicer's Certificate specified for the related Collection Period. If, in any enforcement suit or legal proceeding, it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Trustee shall, at the Servicer's expense, take such steps as the Trustee or the Servicer deems necessary to enforce the Receivable, including bringing suit in the Trustee's name or the names of the Trust or the Certificateholders.

                  SECTION 10.3. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 10.1:

                                    (i) The Trustee may request, and
         may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, or other paper or document (including the annual auditor's report and the letter of independent certified public accountants described in Section 4.11, the Servicer's Certificate described in Section 4.9, and the annual compliance statement described in Section 4.10) believed by it to be genuine and to have been signed or presented by the proper party or parties.

                                    (ii) The Trustee may consult with counsel
         and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such written advice or Opinion of Counsel. A copy of such written advice or Opinion of Counsel shall be provided to the Seller, the Servicer and the Rating Agencies.

                                    (iii) The Trustee shall be under no
         obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses, and liabilities that may be incurred therein or thereby; provided, however, that the Trustee shall have the right to decline to follow any such request, order or direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders; provided, further, that nothing contained in this Agreement shall relieve the Trustee of the obligations, upon the occurrence of an Event of Servicing Termination (that shall not have been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                                    (iv) The Trustee shall not be personally
         liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

                                    (v) The Trustee may execute any of the
         trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment.

                  SECTION 10.4. Trustee Not Liable for Certificates or Receivables. The recitals contained in this Agreement and in the Certificates shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall make no representations as to the validity or sufficiency of this

Agreement or of the Certificates (other than execution by the Trustee on behalf of the Trust of, or the authentication on, the Certificates), or of any Receivable or related document. The Trustee shall have no obligation to perform any of the duties of the Seller or Servicer unless explicitly set forth in this Agreement. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity, and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority; the filing of any financing or continuation statement in any public office; the preparation or filing of any report or statement with The Securities and Exchange Commission; the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement; the existence, condition, location, and ownership of any Financed Vehicle; the existence and enforceability of any theft and physical damage insurance or credit life or credit disability insurance; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; any claim or default asserted against a Receivable; the performance or enforcement of any Receivable; the compliance by the Seller with any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation (except after the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof or as otherwise provided herein); the satisfaction of any conditions relating to the Receivables; any investment of monies by the Servicer or any loss resulting therefrom (it being understood that the Trustee shall remain responsible for any Trust property that it may hold); the acts or omissions of the Seller, the Servicer (including in its capacity as custodian hereunder), or any Obligor; an action of the Servicer taken in the name of the Trustee; or any action by the Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Trustee to perform its duties under this Agreement or based on the Trustee's wilful misconduct, negligence, or bad faith, or based on the Trustee's breach of a representation and warranty specified in Section 10.13, no recourse shall be had for any claim or defense based on any provision of this Agreement, the Certificates, or any Receivable or assignment thereof against the Trustee in its individual capacity. The Trustee shall not have any personal obligation, liability, or duty whatsoever to any Certificateholder or any other Person with respect to any such claim or defense, and any such claim or defense shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this Agreement. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such

Certificates, or for the use or application of any funds paid to the Servicer in respect of the Receivables.

                  SECTION 10.5. Trustee May Own Certificates. The
Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may deal with the Seller and the Servicer in banking transactions with the same rights as it would have if it were not Trustee.

                  SECTION 10.6. Trustee's Fees and Expenses. The Servicer shall covenant and agree to pay to the Trustee, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the powers and duties under this Agreement of the Trustee, and the Servicer shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements, and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Trustee under this Agreement (including expenses, disbursements, and advances incurred in defense of any action brought against it in connection with this Agreement) except any such expense, disbursement, or advance as may arise from its negligence, wilful misfeasance, or bad faith or that is the responsibility of Certificateholders under this Agreement. The Servicer's obligation to pay such compensation and expenses shall survive the termination of such Servicer to the extent that such obligation is a result of services rendered prior to such Servicer's termination. Additionally, the Servicer, pursuant to Section 10.7, shall indemnify the Trustee with respect to certain matters, and Certificateholders, pursuant to Section 12.3, shall upon the circumstances therein set forth, indemnify the Trustee under certain circumstances. The provisions of this Section 10.6 shall survive the termination of this Agreement and the resignation or removal of the Trustee.

                  SECTION 10.7. Indemnity of Trustee. The Trustee and it agents and employees shall be indemnified by the Servicer and held harmless against any loss, liability, or expense (including reasonable attorneys' fees and expenses and expenses of litigation) arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in this Agreement to the extent that (i) such loss, liability, or expense shall not have been incurred by reason of the Trustee's wilful misfeasance, bad faith, or negligence, and (ii) such loss, liability, or expense shall not have been incurred by reason of the Trustee's breach of its representations and warranties pursuant to Section 10.13; provided, however, that the obligations of the Servicer in this Section 10.7 shall survive such Servicer's termination with respect to the performance of such Servicer prior to such Servicer's termination; provided, further, that if the Servicer fails to indemnify the Trustee and its agents and employees pursuant to this Section 10.7, then such indemnity shall be provided from amounts distributable to the Seller from the Reserve Account pursuant to Section 5.6(e) (other than investment income), after all payments required to be made on such date to the Servicer and the Certificateholders shall have been made and any amounts required to be retained therein to maintain the amount on deposit in the Reserve Account (exclusive of investment income and earnings on amounts on deposit therein) in an amount equal to the Specified Reserve Account Balance on such date shall have been retained. The provisions of this Section 10.7 shall survive the termination of this Agreement and the resignation or removal of the Trustee.

                  SECTION 10.8. Eligibility Requirements for Trustee. The Trustee under this Agreement shall at all times be a state banking corporation or national banking association organized and doing business under the laws of such state or the United States of America;

authorized under such laws to exercise corporate trust powers; and having a combined capital and surplus of at least $100,000,000 as of the last day of the most recent fiscal quarter for such institution and subject to supervision or examination by federal or state authorities. If such corporation or national banking association shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The long-term unsecured debt of the Trustee shall at all times be rated not lower than "BBB-" by Standard & Poor's and Fitch (if rated by Fitch) and Baa3 by Moody's or such other ratings as are acceptable to the Rating Agencies. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 10.8, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.9.

                  SECTION 10.9. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. The Servicer shall provide notice to the Rating Agencies of any resignation of the Trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 10.8 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Servicer may remove the Trustee. If it shall remove the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.


                  Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 10.9 shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 10.10.

                  SECTION 10.10. Successor Trustee. Any successor Trustee appointed pursuant to Section 10.9 shall execute, acknowledge, and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties, and obligations.

                  No successor Trustee shall accept appointment as provided in this Section 10.10 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 10.8.

                  Upon acceptance of appointment by a successor Trustee pursuant to this Section 10.10, the Servicer shall mail notice of the successor of such Trustee under this Agreement to all Certificateholders at their respective addresses of record, to the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

                  SECTION 10.11. Merger or Consolidation of Trustee. Any corporation or other entity (i) into which the Trustee may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Trustee shall be a party, or (iii) which may succeed to all or substantially all of the corporate trust business of the Trustee, which corporation or other entity executes an agreement of assumption to perform every obligation of the Trustee under this Agreement, shall be the successor of the Trustee hereunder, provided such corporation or other entity shall be eligible pursuant to Section 10.8, without the execution or filing of any instrument or any further act on the part of any of the parties hereto. The Trustee shall provide prompt written notice of any merger or consolidation to the Seller, the Servicer and the Rating Agencies.

                  SECTION 10.12. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 10.12, such powers, duties, obligations, rights, and trusts as the Servicer and the Trustee may consider necessary or desirable. The Servicer will pay all reasonable fees and expenses of any co-trustee or separate trustee or separate trustees. The appointment of any separate trustee or co-trustee shall not absolve the Trustee of its obligations under this Agreement. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Servicing Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee or separate trustees under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.8, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee or separate trustees shall be required pursuant to
Section 10.10.

                  Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                                    (i) All rights, powers, duties, and
         obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under this Agreement or as successor to the Servicer under this Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee.

                                    (ii) No trustee under this Agreement shall
         be personally liable by reason of any act or omission of any other trustee under this Agreement.

                                    (iii) The Servicer and the Trustee acting
         jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that, following the occurrence of an Event of Servicing Termination which has not been cured, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this
Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or properties specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

                  Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

                  SECTION 10.13. Representations and Warranties of Trustee. The Trustee makes the following representations and warranties on which the Seller, the Servicer and the Certificateholders may rely:

                                    (i) Organization and Good Standing.  The
         Trustee is a banking association duly organized, validly existing, and in good standing under the laws of the United
         States of America.

                                    (ii) Power and Authority.  The Trustee has
         full power, authority and legal right to execute, deliver, and perform this Agreement, and has taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement.

                                    (iii) No Violation.  The execution, delivery
         and performance by the Trustee of this Agreement (a) does not violate any provision of any law governing the trust powers of the Trustee or, to the best of the Trustee's knowledge, any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to the Trustee or any of its assets, (b) does not violate any provision of the articles of association or bylaws of the Trustee and (c) does not conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Trustee is a party or by which it is bound to the extent such conflict, breach or default would impair the Trustee's obligation or ability to perform under this Agreement.

                                    (iv) No Governmental Authorization Required.
         The execution, delivery and performance by the Trustee of this Agreement does not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the corporate trust activities of the Trustee.

                                    (v) Due Authorization, Execution and
         Delivery. This Agreement has been duly authorized, executed and delivered by the Trustee and shall constitute the legal, valid, and binding agreement of the Trustee, enforceable in accordance with its terms.

                  SECTION 10.14. Tax Returns. The Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and furnish to Certificateholders any information required by the Code or the regulations thereunder and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns.


                  SECTION 10.15. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

                  SECTION 10.16. Suits for Enforcement. In case an Event of Servicing Termination or other default by the Servicer or the Seller hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

                  SECTION 10.17. Maintenance of Office or Agency. The Trustee shall maintain at its expense in The City of New York an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates Norwest Trust Company, New York as its office for such purposes. The Trustee will give prompt written notice to the Servicer, the Paying Agent, the Transfer Agent and Certificate Registrar and to Certificateholders of any change in the location of such office or agency.

                  SECTION 10.18 Norwest Bank Minnesota, National Association, as Collateral Agent. Notwithstanding anything in this Agreement to the contrary, references in this Article X to the Trustee shall also refer to Norwest Bank Minnesota, National Association, in its capacity as Collateral Agent hereunder.

                              ARTICLE XI

                              TERMINATION

                  SECTION 11.1. Termination of the Trust. The Trust, and the respective obligations and responsibilities of the Seller, the Servicer and the Trustee shall terminate with respect to the Certificateholders upon the first to occur of (i) the Distribution Date next succeeding the Collection Period which is six months after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement; provided, however, that in no event shall the Trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador to the Court of St. James's, living on the date of this Agreement. The Servicer shall promptly (but in any event not later than the first day of the month of the specified Distribution Date) notify the Trustee, the Paying Agent, the Transfer Agent and Certificate Registrar and the Rating Agencies in writing of any prospective termination pursuant to this Section 11.1.

                  Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Transfer Agent and Certificate Registrar for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the Collection Period related to the specified Distribution Date stating that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Transfer Agent and Certificate Registrar therein specified. The Trustee shall give such notice to the Transfer Agent and Certificate Registrar, the Paying Agent and the Rating Agencies at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.5. Upon notification by the Seller, any funds in the Collection Account after the payment of all amounts owing to the Certificateholders shall be paid to the Seller.

                  In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders upon receipt of the appropriate records from the

Transfer Agent and Certificate Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee or the Trustee shall cause to be distributed to the United Way or a similar charitable organization located or operating in the New York metropolitan area, as specified by the Servicer; provided, however, that such funds shall be distributed by the Trustee or the Trustee shall cause to be distributed no later than three years after the final Distribution Date specified in the notice referred to in the preceding paragraph.

                  All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be cancelled by the Transfer Agent and Certificate Registrar and shall be disposed of in a manner satisfactory to the Trustee and the Seller.

                  SECTION 11.2. Optional Purchase of All Receivables. As of the last day of any Collection Period on which the Pool Factor (expressed as a percentage) shall be equal to or less than the Optional Purchase Percentage, the Servicer shall have the option to purchase the corpus of the Trust. To exercise such option, the Servicer shall notify the Trustee, the Paying Agent, the Transfer Agent and Certificate Registrar in writing, no later than the 20th day of such Collection Period, shall pay the aggregate Repurchase Amount for the Receivables (including Defaulted Receivables) as of such last day and shall succeed to all interests in, to and under the Trust property. The payment shall be made in the manner specified in Section 5.4, and shall be distributed pursuant to Section 5.5. The Trustee shall not permit the purchase of the corpus of the Trust pursuant to this Section unless any of (i) the Servicer's long-term unsecured debt is rated at the time of such purchase at least "BBB-" by Standard & Poor's and Fitch (if rated by Fitch) and "Baa3" by Moody's or (ii) (A) The Chase Manhattan Bank's long-term unsecured debt is rated at the time of such purchase at least "BBB-" by Standard & Poor's and Fitch (if rated by Fitch) and "Baa3" by Moody's, (B) the Servicer is an Affiliate of (directly or indirectly) The Chase Manhattan Bank, and
(C) if the Servicer's long-term unsecured debt is assigned a rating by a Rating Agency, such rating is not below "BBB-" by Standard & Poor's or Fitch (if rated by Fitch) and "Baa3" by Moody's or (iii) the Servicer provides to the Trustee an Opinion of Counsel in form reasonably satisfactory to the Trustee and in form and substance satisfactory to the Rating Agencies to the effect that such purchase will not constitute a fraudulent transfer under applicable state and federal law.

                              ARTICLE XII

                       MISCELLANEOUS PROVISIONS

                  SECTION 12.1. Amendment. This Agreement may be amended by the Seller, the Servicer and the Trustee, with prior notice to the Rating Agencies but without prior notice to or the consent of any of the Certificateholders, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement or the Certificates which may be inconsistent with any other provisions herein or therein, to evidence a succession to the Servicer or the Seller pursuant to this Agreement or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Officer's Certificate and/or an Opinion of Counsel delivered to the Trustee, adversely and materially affect the interests of the Trust or any of the Certificateholders and provided, further, that the Servicer shall deliver written notice of such changes to each Rating Agency prior to the execution of any such amendment, or (ii) to effect a transfer or assignment in compliance with Section 12.7(a). Notwithstanding the foregoing, no amendment modifying the provisions of Section 5.5 or
Article VI shall become effective without satisfaction of the Rating Agency Condition.

                  This Agreement may also be amended from time to time by the Seller, the Servicer and the Trustee, with the consent of the Holders of Certificates evidencing not less than a majority of the sum of the Class A Certificate Balance and the Class B Certificate Balance voting together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders (including effecting a transfer or assignment in compliance with Section 12.7(a) of this Agreement); provided, however, that no such amendment, except with the consent of the Holders of all Certificates then outstanding, shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments of Receivables, or distributions that shall be required to be made on any Certificate, (b) reduce the aforesaid percentage of the sum of the Class A Certificate Balance and the Class B Certificate Balance, the holders of which are required to consent to any such amendment, (c) materially and adversely affect the interests of either the Class A Certificateholders or the Class B Certificateholders without the consent of the holders of Class A Certificates or Class B Certificates, as the case may be, evidencing not less than a majority of the Class A Certificate Balance or the Class B Certificate Balance, as the case may be, or (d) adversely affect the rating of the Class A Certificates or the Class B Certificates by any Rating Agency.

                  Promptly after the execution of any amendment or consent referred to in this Section 12.1, the Trustee shall furnish a copy of such amendment or consent to each Certificateholder and to the Rating Agencies.

                  It shall not be necessary for the consent of Certificateholders pursuant to this Section 12.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                  Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee shall not be obligated to enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

                  Prior to the execution of any amendment to this Agreement, other than an amendment permitted pursuant to clause (i) of the first paragraph of this Section 12.1, such amendment is required to satisfy the Rating Agency Condition.

                  SECTION 12.2.  Protection of Title to Trust.

                           (a)      The Seller shall execute and file such fi-
nancing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interests of the Trustee and the Collateral Agent under this Agreement in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Trustee or the Collateral Agent, as applicable, file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                           (b)      Neither the Seller nor the Servicer shall
change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller on behalf of the Trustee or the Collateral Agent in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) (or any comparable section) of the Relevant UCC, unless it shall have given the Trustee or the Collateral Agent, as applicable, at least 30 days prior written notice thereof.

                           (c)      The Seller and the Servicer shall give the
Trustee and the Collateral Agent at least 60 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the

Relevant UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

                           (d)      The Servicer shall maintain accounts and
records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing
(and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

                           (e)      The Servicer shall maintain its computer
systems so that, from and after the time of sale under this Agreement of the Receivables to the Trustee, the Servicer's master computer records (including archives) that shall refer to a Receivable indicate clearly, by numerical code or otherwise, that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full, repurchased or assigned pursuant hereto.


                           (f)      If at any time the Seller or the Servicer
shall propose to sell, grant a security interest in, or otherwise transfer any interest in a new or used automobile to any prospective purchaser, creditor, or other transferee, the Seller or the Servicer, as the case may be, shall give to such prospective purchaser, creditor, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

                           (g)      The Servicer shall permit the Trustee and
its agents upon reasonable notice at any time during normal business hours which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations to inspect, audit, and make copies of and abstracts from the Servicer's records regarding the Receivables.

                           (h)      Upon request, the Servicer shall furnish to
the Trustee, within five Business Days, a list of all Receivables by contract number and name of Obligor then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables attached as Schedule A to this Agreement and to each of the Servicer Certificates indicating removal of Receivables from the Trust.

                           (i)     The Servicer shall deliver to the Trustee and
the Collateral Agent:

                  (1) upon the execution and delivery of this Agreement, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust in the Receivables and of the Collateral Agent in the Reserve Account, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

                  (2) on or before March 31 of each year, commencing with March 31, 1997, an Opinion of Counsel, dated as of such date, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. Notwithstanding the provisions of Section 12.5, such Opinion of Counsel may be sent by regular non-certified mail, and such mailed opinion shall be deemed delivered when so mailed.

                           (j)     The Servicer shall, to the extent required by
applicable law, cause the Certificates to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or
Section 12(g) of the Securities Exchange Act of 1934 within the time periods specified in such sections.

                           (k)      For the purpose of facilitating the
execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  SECTION 12.3. Limitation on Rights of
Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle the Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties to this Agreement or any of them.

                  No Certificateholder shall have any right to vote (except as provided in Section 9.1, Section 9.4, Section 12.1 and this
Section 12.3) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything set forth in this Agreement or contained in the terms of the Certificates, be construed so as to constitute the Holders as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

                  No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the

Holders of Certificates evidencing not less than 25% of the sum of the Class A Certificate Balance and the Class B Certificate Balance voting together as a single class, shall have made written request upon the Trustee to institute such action, suit, or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have either neglected or refused to institute any such action, suit or proceeding; no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right, under this Agreement, except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.3, each Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 12.4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS, REMEDIES OF THE PARTIES HEREUNDER SHALL BE
DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 12.5. Notices. All demands, notices, and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, c/o Chase Automotive Finance Corporation, 900 Stewart Avenue, Garden City, New York 11530, Attention: Financial Controller, or at such other address as shall be designated by the Seller in a written notice to the Trustee, (b) in the case of the Servicer, c/o Chase Automotive Finance Corporation, 900 Stewart Avenue, Garden City, New York

11530, Attention: Financial Controller, or at such other address as shall be designated by the Servicer in a written notice to the Trustee, (c) in the case of the Trustee, at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070, Attention: Corporate Trust Office and (d) in the case of the Collateral Agent, at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070, Attention:
Corporate Trust Office. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of record of such Holder. Any notice to a Certificateholder so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice. Notices to Obligors pursuant to Section 4.4 herein may be given by first class mail or by third-class mail, postage prepaid, at the address of record of such Obligor and shall be deemed received when mailed by the Servicer.

                  SECTION 12.6. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 12.7. Assignment; References to Chase USA.
(a) Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.2, 6.12, 7.3, and 8.3, neither the Seller nor the Servicer may assign all, or a portion of, its rights, obligations and duties under this Agreement (except as contemplated in connection with the Proposed Merger and except for the assignment by the Seller of a portion of its rights and obligations hereunder to The Chase Manhattan Bank) unless such transfer or assignment satisfies the Rating Agency Condition. Any transfer or assignment with respect to the Servicer of all of its rights, obligations and duties will not become effective until a successor Servicer has assumed the Servicer's rights, duties and obligations under this Agreement.

                  (b) References in this Agreement to Chase USA as Seller and/or Servicer hereunder shall refer to a national banking association having its principal executive offices located at 200 Jericho Quadrangle, Jericho, New York 11753 and shall be deemed to include any successor or assign of Chase USA in connection with the Proposed Merger.

                  SECTION 12.8. Certificates Nonassessable and Fully Paid. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the

Trustee pursuant to Section 6.2, each Certificate shall be deemed fully paid.


                  SECTION 12.9. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and the Certificate Owners and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

                  SECTION 12.10. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

                  SECTION 12.11. Tax Matters. It is intended that the Trust shall be a grantor trust for federal income tax purposes. All provisions hereof shall be construed so as to effectuate such intent. In addition, the Seller and the Certificateholders (by accepting a beneficial interest in a Certificate) agree to treat the Certificates as representing undivided beneficial ownership interests in the Receivables (other than the Retained Yield). Moreover, if the Class B Pass-Through Rate exceeds the Class A Pass-Through Rate, the Seller and the Certificateholders (by accepting a beneficial interest in a Certificate) agree to (i) treat the Certificates as representing undivided beneficial ownership interests in the Receivables (other than the Retained Yield), and (ii) treat the Class A Certificateholders as having sold, and the Class B Certificateholders as having purchased, the Class B Stripped Coupon.

                  IN WITNESS WHEREOF, the parties have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                                 CHASE MANHATTAN BANK USA, N.A,
                                                   as Seller and Servicer


                                                 By
                                                    ---------------------------
                                                    Name:
                                                    Title:



                                                 NORWEST BANK MINNESOTA,
                                                   NATIONAL ASSOCIATION,
                                                 not in its individual capacity
                                                 but solely as Trustee


                                                 By
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                                 NORWEST BANK MINNESOTA,
                                                   NATIONAL ASSOCIATION,
                                                 not in its individual capacity
                                                 but solely as Collateral Agent


                                                 By
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                                             SCHEDULE A


                             [LIST OF RECEIVABLES]

                          Delivered to the Trustee on
                               the Closing Date.

                                                               SCHEDULE B


                     Location of Receivable Files


Chase Manhattan Bank USA, N.A.
20 Clinton Avenue South
5th Floor
SENECA Building
Rochester, New York  14604

Iron Mountain
Route 9-W South
P.O. Box 477
Pt. Ewen, NY  12466

Chase Automotive Finance Corporation
900 Stewart Avenue
Garden City, NY  11530

                                                                 EXHIBIT A-1


                     [FORM OF CLASS A CERTIFICATE]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION
OF CHASE MANHATTAN BANK USA, N.A. OR ANY AFFILIATE THEREOF.  THIS
CERTIFICATE AND THE RECEIVABLES ARE NOT DEPOSITS AND ARE NOT
INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

               CHASE MANHATTAN AUTO GRANTOR TRUST 1996-B

                6.61% ASSET BACKED CERTIFICATE, CLASS A

         evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of simple interest retail installment sales contracts and purchase money loans, secured by new and used automobiles financed thereby and sold to the Trustee, as defined below, on behalf of the Trust by Chase Manhattan Bank USA, N.A.



NUMBER                                                           CUSIP
A-1
                                                                    $---------


                  THIS CERTIFIES THAT __________ is the registered owner of a nonassessable, fully paid, fractional undivided interest, in the amount set forth above, in the Chase Manhattan Auto Grantor Trust 1996-B (the "Trust") formed by Chase Manhattan Bank USA, N.A. (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1996 (as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement") between the Seller, acting as Seller and Servicer, and Norwest Bank Minnesota, National Association, as trustee the

"Trustee" and as collateral agent, a summary of certain of the pertinent provisions of which is set forth on the reverse hereof. This Certificate is one of the duly



                                 A-1-1
authorized Certificates designated as "6.61% Asset Backed Certificates, Class A" (herein called "Class A Certificates" and together with the "Class B Certificates", issued concurrently herewith the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes a pool of simple interest retail installment sales contracts and purchase money loans (the "Receivables") for the purchase of new and used automobiles financed thereby, all monies due thereunder on or after the Cutoff Date (other than the Retained Yield), security interests in the vehicles securing the Receivables (the "Financed Vehicles"), such amounts as from time to time may be held in the Collection Account and the Distribution Accounts established and maintained by the Servicer in the name of the Trustee, the rights to proceeds as a result of the Seller's exercise of its recourse rights against Dealers with respect to the Receivables, and assignment of the rights of the Seller to receive proceeds from any Liquidation Proceeds and from any extended warranties, theft and physical damage, credit life and credit disability insurance policies relating to the Financed Vehicles or the Obligors, as the case may be, the rights with respect to any Financed Vehicle that has been repossessed by the Servicer, on behalf of the Trustee, and the right to receive payments under certain circumstances from the Reserve Account and the Retained Yield and all proceeds of the foregoing.

                  Subject to the terms and conditions of the Agreement (including the availability of funds for distributions) and until the obligations created by the Agreement shall have terminated in accordance therewith, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on October 15, 1996, to the Person in whose name this Certificate is registered at the close of business on the related Record Date, such Certificateholder's fractional undivided interest in the amounts distributable to Class A Certificateholders on such Distribution Date.

                  Distributions on this Class A Certificate will be made by the Paying Agent by check mailed to the Class A Certificateholder of record in the Certificate Register without the presentation or surrender of this Class A Certificate or the making of any notation hereon, except that if directed by the Seller in the case of Class A Certificates registered in the name of a Clearing Agency or Foreign Clearing Agency, as applicable, distributions will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Certificate at the office or agency maintained for that



                                 A-1-2
purpose by the Transfer Agent and Certificate Registrar in The
City of New York.

                  Reference is hereby made to the further provisions of this Class A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  All capitalized terms used herein not otherwise defined shall have the meaning assigned thereto in the Agreement.

                  Unless the authentication hereon shall have been executed by an authorized officer of the Trustee or an authenticating agent acting on behalf of the Trustee, by manual signature, this Class A Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.




                                 A-1-3

                  IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.

                                                 CHASE MANHATTAN AUTO
                                                   GRANTOR TRUST 1996-B


                                                 By: NORWEST BANK MINNESOTA,
                                                       NATIONAL ASSOCIATION


                                                 By:
                                                     ---------------------------
                                                          Authorized Officer

                  This is one of the Certificates referred to
                      in the within-mentioned Agreement.


                                                 NORWEST BANK MINNESOTA,
                                                   NATIONAL ASSOCIATION,
                                                 not in its individual
                                                 capacity but solely as Trustee


                                                 By:
                                                     ---------------------------
                                                          Authorized Officer

                                                                  or

                                                 -------------------------------
                                                 as Authenticating Agent
                                                   for the Trustee

                                                 By:
                                                     ---------------------------
                                                          Authorized Officer




                                     A-1-4

                   CHASE MANHATTAN AUTO GRANTOR TRUST 1996-B
              6.61% AUTOMOBILE ASSET BACKED CERTIFICATES, CLASS A


                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Agreement at any time by the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than a majority of the sum of the Class A Certificate Balance and the Class B Certificate Balance voting as a single class. Any such consent by the Holder of this Class A Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class A Certificate and of any Class A Certificate issued upon registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Class A Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances and with certain exceptions provided therein, without prior notice to or the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class A Certificate is registerable in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at the office or agency maintained by the Transfer Agent and Certificate Registrar, in The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Transfer Agent and Certificate Registrar duly executed by the Holder hereof, which signature to such assignment has been guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company, and thereupon one or more new Class A Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

                  The Class A Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof (except for a single Class A Certificate in a smaller minimum denomination representing any residual portion of the



                                     A-1-5

Original Class A Certificate Balance). As provided in the Agreement and subject to certain limitations therein set forth, Class A

Certificates are exchangeable for new Class A Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Transfer Agent and Certificate Agent may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

                  In the event that the Holder of this Class A
Certificate does not surrender this Class A Certificate for cancellation within six months after the date specified in the notice regarding the pendency of the final distribution described on the face hereof, the Trustee shall give a second notice with respect thereto. If within one year after such second notice this Class A Certificate shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the Holder hereof. As provided in the Agreement, any funds remaining in the Trust after exhaustion of such steps shall be distributed to a charitable organization, such distribution to occur not later than three years from the date of the final Distribution Date.

                  The Trustee, the Paying Agent and the Transfer Agent and Certificate Registrar may treat the Person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Paying Agent or the Transfer Agent and Certificate Registrar shall be affected by any notice to the contrary.

                  The obligations and responsibilities created by the Agreement and the Trust created thereby with respect to the Certificateholders shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement on the Distribution Date next succeeding the month which is six months after the maturity or liquidation of the last Receivable and the disposition of all property held as part of the Trust. The Servicer may, at its option, purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement



                                     A-1-6
of the Certificates; however, such right of purchase is exercisable only as of the last day of a Settlement Period immediately preceding any Distribution Date as of which the Pool Balance is equal to or less than 5% of the Original Pool Balance.

                                     A-1-7

                                                                 EXHIBIT A-2


                         [FORM OF CLASS B CERTIFICATE]


THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF
PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE
AGREEMENT (AS DESCRIBED HEREIN).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THE CLASS B CERTIFICATES MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF
(I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN (AS DEFINED IN SECTION 4975(E)(1) OF THE CODE OTHER THAN A GOVERNMENTAL OR CHURCH PLAN DESCRIBED IN SECTION 4975(G)(2) OR (3) OF THE CODE), OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY SUCH PLAN'S INVESTMENT IN THE ENTITY (EXCLUDING ANY INVESTMENT COMPANY THAT IS REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) (EACH, A "BENEFIT PLAN"). BY ACCEPTING AND HOLDING A CLASS B CERTIFICATE, THE HOLDER THEREOF SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN, AND THAT NO ASSETS OF A BENEFIT PLAN WERE USED TO ACQUIRE SUCH CLASS B CERTIFICATE. THE FOREGOING RESTRICTIONS SHALL NOT APPLY TO ACQUISITIONS OF CLASS B CERTIFICATES WITH ASSETS OF THE GENERAL ACCOUNT OF AN INSURANCE COMPANY, TO THE EXTENT PERMITTED UNDER
SECTION 401(C) OF ERISA.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR
OBLIGATION OF CHASE MANHATTAN BANK USA, N.A. OR ANY



                                     A-2-1

AFFILIATE THEREOF.  THIS CERTIFICATE AND THE RECEIVABLES

ARE NOT DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE
FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
GOVERNMENTAL AGENCY.


                   CHASE MANHATTAN AUTO GRANTOR TRUST 1996-B

                    6.76% ASSET BACKED CERTIFICATE, CLASS B

         evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of simple interest retail installment sales contracts and purchase money loans, secured by new and used automobiles financed thereby and sold to the Trustee, as defined below, on behalf of the Trust by Chase Manhattan Bank USA, N.A.



NUMBER                                                            CUSIP
B-1
                                                                      $---------


                  THIS CERTIFIES THAT __________ is the registered owner of a nonassessable, fully paid, fractional undivided interest, in the amount set forth above, in the Chase Manhattan Auto Grantor Trust 1996-B (the "Trust") formed by Chase Manhattan Bank USA, N.A. (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of September 1, 1996 (as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement") between the Seller, acting as Seller and Servicer, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee") and as collateral agent, a summary of certain of the pertinent provisions of which is set forth on the reverse hereof. This Certificate is one of the duly authorized Certificates designated as "6.76% Asset Backed Certificates, Class B" (herein called the Class B Certificates, and, together with the Class A Certificates issued concurrently herewith, the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance



                                     A-2-2
hereof assents and by which such Holder is bound. The property of the Trust includes a pool of simple interest retail installment sales contracts and purchase money loans (the "Receivables") for the purchase of new and used automobiles financed thereby, all monies due thereunder on or after the Cutoff Date (other than the Retained Yield), security interests in the vehicles securing the Receivables (the "Financed Vehicles"), such amounts as from time to time may be held in the Collection Account and the Distribution Accounts established and maintained by the Servicer in the name of the Trustee, the rights to proceeds as a result of the Seller's exercise of its recourse rights against Dealers with respect to the Receivables, and assignment of the rights of the Seller to receive proceeds from any Liquidation Proceeds and from any extended warranties, theft and physical damage, credit life and credit disability insurance policies relating to the Financed Vehicles or the Obligors, as the case may be, the rights with respect to any Financed Vehicle that has been repossessed by the Servicer, on behalf of the Trustee, and the right to receive payments under certain circumstances from the Reserve Account and the Retained Yield and all proceeds of the foregoing.

                  Subject to the terms and conditions of the Agreement (including the availability of funds for distribution) and until the obligations created by the Agreement shall have terminated in accordance therewith, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on October 15, 1996, to the Person in whose name this Certificate is registered at the close of business on the related Record Date, such Certificateholder's fractional undivided interest in the amounts distributable to the Class B Certificateholders on such Distribution Date.

                  Pursuant to the Agreement distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates in the event of defaults and delinquencies on the Receivables. The Class B Certificateholders will not receive any distributions of interest with respect to a Collection Period until the



                                     A-2-3
full amount of interest on the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account, and the Class B Certificateholders will not receive any distributions of principal with respect to such Collection Period until the full amount of interest on and principal of the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account as set forth in the Agreement.

                  Distributions on this Class B Certificate will be made by the Paying Agent by check mailed to the Class B

Certificateholder of record in the Class B Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation hereon, except that if directed by the Seller in the case of Class B Certificates registered in the name of a Clearing Agency or Foreign Clearing Agency, as applicable, distributions will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class B Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the office or agency maintained for that purpose by the Transfer Agent and Certificate Registrar in The City of New York.

                  Reference is hereby made to the further provisions of this Class B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  All capitalized terms used herein not otherwise defined shall have the meaning assigned thereto in the Agreement.

                  Unless the authentication hereon shall have been executed by an authorized officer of the Trustee or an authenticating agent acting on behalf of the Trustee, by manual signature, this Class B Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.




                                     A-2-4

                  IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.

                                                CHASE MANHATTAN AUTO
                                                  GRANTOR TRUST 1996-B


                                                By: NORWEST BANK MINNESOTA,
                                                      NATIONAL ASSOCIATION


                                                  By:
                                                      -------------------------
                                                         Authorized Officer

                  This is one of the Certificates referred to
                      in the within-mentioned Agreement.


                                                NORWEST BANK MINNESOTA, NATIONAL
                                                  ASSOCIATION
                                                not in its individual capacity
                                                but solely as Trustee


                                                By:
                                                    ----------------------------
                                                         Authorized Officer

                                                                or

                                                  ------------------------------
                                                     as Authenticating Agent
                                                          for the Trustee

                                                By:
                                                    ----------------------------
                                                         Authorized Officer




                                     A-2-5

                   CHASE MANHATTAN AUTO GRANTOR TRUST 1996-B
              6.76% AUTOMOBILE ASSET BACKED CERTIFICATES, CLASS B


                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Agreement at any time by the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than a majority of the sum of the Class A Certificate Balance and the Class B Certificate Balance voting as a single class. Any such consent by the Holder of this Class B Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class B Certificate and of any Class B Certificate issued upon registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Class B Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances and with certain exceptions provided therein, without prior notice to or the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class B Certificate is registerable in the Certificate Register upon surrender of this Class B Certificate for registration of transfer at the office or agency maintained by the Transfer Agent and Certificate Registrar, in The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Transfer Agent and Certificate Registrar duly executed by the Holder hereof, which signature to such assignment has been guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company, and thereupon one or more new Class B Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

                  The Class B Certificates are issuable only as registered Class B Certificates without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are



                                     A-2-6
exchangeable for new Class B Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Transfer Agent and Certificate Agent may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

                  In the event that the Holder of this Class B
Certificate does not surrender this Certificate for cancellation within six months after the date specified in the notice regarding the pendency of the final distribution described on the face hereof, the Trustee shall give a second notice with respect thereto. If within one year after such second notice this Class B Certificate shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the Holder hereof. As provided in the Agreement, any funds remaining in the Trust after exhaustion of such steps shall be distributed to a charitable organization, such distribution to occur not later than three years from the date of the final Distribution Date.

                  The Trustee, the Paying Agent and the Transfer Agent and Certificate Registrar may treat the Person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Paying Agent or the Transfer Agent and Certificate Registrar shall be affected by any notice to the contrary.

                  The obligations and responsibilities created by the Agreement and the Trust created thereby with respect to the Certificateholders shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement on the Distribution Date next succeeding the month which is six months after the maturity or liquidation of the last Receivable and the disposition of all property held as part of the Trust. The Servicer may, at its option, purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only as of the last day of a Settlement Period



                                     A-2-7
immediately preceding any Distribution Date as of which the Pool
Balance is equal to or less than 5% of the Original Pool Balance.





                                     A-2-8

                                  ASSIGNMENT


                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE



- --------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, of assignee)


- --------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

                                                           Attorney
- ----------------------------------------------------------
to transfer said Certificate on the books of the Transfer Agent and Certificate Registrar, with full power of substitution in the premises.


Dated:


                                                                               *
                                                 -------------------------------
                                                       Signature Guaranteed:



                                                                               *
                                                 -------------------------------

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.




                                     A-2-9

                                                                    EXHIBIT B



                    [FORM OF DEPOSITORY RECEIPT AGREEMENT]

                                                                   EXHIBIT C-1



                             Trustee's Certificate
                           pursuant to Section 11.2
                         of the Pooling and Servicing
                                   Agreement



          Norwest Bank Minnesota, National Association, as trustee (the "Trustee") and as collateral agent of the Chase Manhattan Auto Grantor Trust 1996-B created pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1996, between Chase Manhattan Bank USA, N.A., as Seller (the "Seller") and Servicer, and the Trustee does hereby sell, transfer, assign, and otherwise convey to the Seller, without recourse, representation, or warranty, all of the Trustee's right, title, and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "Repurchased Receivables," which are to be repurchased by the Seller pursuant to Section 3.2 of the Pooling and Servicing Agreement and all security and documents relating thereto.

                  IN WITNESS WHEREOF I have hereunto set my hand this ____ day of ______, 19__.



                                                 -------------------------------
                                                      Authorized Signatory

                                                                 EXHIBIT C-2



                             Trustee's Certificate
                           pursuant to Section 11.2
                         of the Pooling and Servicing
                                   Agreement



                  Norwest Bank Minnesota, National Association, as trustee (the "Trustee") and as collateral agent of the Chase Manhattan Auto Grantor Trust 1996-B created pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1996, between Chase Manhattan Bank USA, N.A., as Seller and Servicer (the "Servicer"), and the Trustee, does hereby sell, transfer, assign, and otherwise convey to the Servicer, without recourse, representation, or warranty, all of the Trustee's right, title, and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "Repurchased Receivables," which are to be purchased by the Servicer pursuant to Section 4.7 or 12.2 of the Pooling and Servicing Agreement, and all security and documents relating thereto.

                  IN WITNESS WHEREOF I have hereunto set my hand this ____ day of ______, 19__.



                                                 -----------------------------
                                                     Authorized Signatory

                                                              EXHIBIT D

                        Form of Servicer's Certificate

Creation Date Wed Oct. 9, 1996 09:17 PM      Page 1

Chase Manhattan Auto Grantor Trust 1996-B
6.61% Automobile Loan Pass-Through Certificates, Class A
6.76% Automobile Loan Pass-Through Certificates, Class B

                  MONTHLY SERVICER CERTIFICATE REPORT

Collection Period 1 Beginning Date                09/01/1996
Collection Period 1 End Date                      09/30/1996
Determination Date                                10/10/1996
Distribution Date                                 10/15/1996

I.   Available Amount in the Certificate Account

     A. Credits

          1. Payments from Obligors Applied to Collection Period

               a. Principal Payments                        $ 0.00
               b. Recovery of Advance                       $ 0.00
               c. Other Interest Payments                   $ 0.00
               d. Total (Lines a thru c)                    $ 0.00

          2. Repurchase Amount from Repurchased Receivables

               a. Principal Payments                        $ 0.00
               b. Recovery of Advance                       $ 0.00
               c. Other Interest Payments                   $ 0.00
               d. Total (Lines a thru c)                    $ 0.00

          3. Reversal from Defaulted Contracts              $ 0.00
          4. Recovery of Defaulted Receivables              $ 0.00
               a. Principal                                 $ 0.00
               b. Interest                                  $ 0.00
               c. Total (Lines a thru b)                    $ 0.00

          5. Investment Earnings on Certificate Account     $ 0.00
          6. Net Adjustments                                $ 0.00
          7. Advance by Servicer                            $ 0.00
          8. Overpayment From Obligors                      $ 0.00
          9. Total Credits                                  $ 0.00

     B. Debits

          1. Overpayments From Obligors                     $ 0.00
          2. Recovery Amount Before Cutoff Date to Seller

               a. Principal                                 $ 0.00
               b. Interest                                  $ 0.00
               c. Total (Lines a thru b)                    $ 0.00


          3. Reversal from Defaulted Contracts              $ 0.00
          4. Reimbursement of Advance

               a. From Payments of Non-Defaulted
                    Receivables                             $ 0.00
               b. From Recovery of Defaulted Receivables    $ 0.00
               c. Total (Lines a thru b)                    $ 0.00
          5. Net Investment Earnings on Certificate Account $ 0.00
          6. Total Debits (Lines 1 thru 5)                  $ 0.00

     C. Total Available Amount (Lines A - B)                $ 0.00

Creation Date Wed Oct 9, 1996 09:17 PM       Page 2

Chase Manhattan Auto Grantor Trust 1996-B
6.61% Automobile Loan Pass-Through Certificates, Class A
6.76% Automobile Loan Pass-Through Certificates, Class B

                  MONTHLY SERVICER CERTIFICATE REPORT

Collection Period 1 Beginning Date                09/01/1996
Collection Period 1 End Date                      09/30/1996
Determination Date                                10/10/1996
Distribution Date                                 10/15/1996

II. Defaulted Receivables Information for Collection Period

     A. Principal                                           $ 0.00
     B. Advanced Interest                                   $ 0.00
     C. Interest Not Advanced                               $ 0.00
     D. Total (Lines A thru C)                              $ 0.00

III. Pool Balance Reduction Allocation for Collection Period

     A. Pool Balance Reduction

          1. Available Principal

               a. From Repurchased Receivables              $ 0.00
               b. Principal Payment                         $ 0.00
               c. Total (Lines a thru b)                    $ 0.00

          2. From Defaulted Receivables                     $ 0.00
          3. Total (Lines 1 thru 2)                         $ 0.00

     B. Allocation

          1. Percentage Allocation

               a. Class A                                        %
               b. Class B                                        %


          2. Monthly Principal Allocation


               a. Class A                                   $ 0.00
               b. Class B                                   $ 0.00

IV. Scheduled Monthly Disbursements

     A. Pool Servicing Fee To Servicer

          1. Monthly Servicing Fee                          $ 0.00
          2. Overdue Monthly Servicing Fee                  $ 0.00
          3. Total (Lines 1 thru 2)                         $ 0.00

     B. Class A Interest Distributable Amount               $ 0.00

          1. Class A Monthly Interest                       $ 0.00
          2. Class A Interest Carryover Shortfall           $ 0.00
          3. Total (Lines 1 thru 2)                         $ 0.00

Creation Date Wed Oct. 9, 1996 09:17 PM                Page 3
Chase Manhattan Auto Grantor Trust 1996-B
6.61% Automobile Loan Pass-Through Certificates, Class A
6.76% Automobile Loan Pass-Through Certificates, Class B

                  MONTHLY SERVICER CERTIFICATE REPORT

Collection Period 1 Beginning Date                09/01/1996
Collection Period 1 End Date                      09/30/1996
Determination Date                                10/10/1996
Distribution Date                                 10/15/1996

     C. Class B Interest Distributable Amount               $ 0.00

          1. Class B Monthly Interest                       $ 0.00
          2. Class B Interest Carryover Shortfall           $ 0.00
          3. Total (Lines 1 thru 2)                         $ 0.00

     D. Class A Principal Distributable Amount              $ 0.00

          1. Class A Monthly Principal                      $ 0.00
          2. Class A Principal Carryover Shortfall          $ 0.00
          3. Total (Lines 1 thru 2)                         $ 0.00

     E. Class B Principal Distributable Amount              $ 0.00

          1. Class A Monthly Principal                      $ 0.00
          2. Class A Principal Carryover Shortfall          $ 0.00
          3. Total (Lines 1 thru 2)                         $ 0.00

     F. Total (Lines A thru E)                              $ 0.00


V.   Payment Deficiency Amount

     A. Scheduled Monthly Disbursements                     $ 0.00
     B. Available Distribution Amount                       $ 0.00
     C. Payment Deficiency Amount
          (Max: (Lines A - B) and $0.00)                    $ 0.00

VI. Reserve Account Withdrawal

     A. Available Reserve Amount for the Collection Period  $ 0.00
     B. Unreimbursed Advance on Defaulted Receivables       $ 0.00
     C. Payment Deficiency Amount                           $ 0.00
     D. Reserve Account Withdrawal
          (Min: Lines A and (B + C))                        $ 0.00

VII. Disbursements from Certificate Account Including Reserve Account
     Withdrawal

     A. Available Certificate Distribution Amount

          1. Available Distribution Amount from
               Certificate Account                          $ 0.00

          2. Amount from Reserve Account Withdrawal

               a. Reserve Account Withdrawal                $ 0.00
               b. Reimbursed Advance on Defaulted
                    Receivables                             $ 0.00
               c. Available amount in Reserve Account
                    (Lines a - b)                           $ 0.00

          3. Available Amount (Lines 1 + 2)                 $ 0.00

     B. Monthly Servicing Fee and Overdue Servicing Fee     $ 0.00

     C. Class A Interest Distributable Amount               $ 0.00

Creation Date Wed Oct. 9, 1996 09:17 PM      Page 4

Chase Manhattan Auto Grantor Trust 1996-B
6.61% Automobile Loan Pass-Through Certificates, Class A
6.76% Automobile Loan Pass-Through Certificates, Class B

                  MONTHLY SERVICER CERTIFICATE REPORT

Collection Period 1 Beginning Date                09/01/1996
Collection Period 1 End Date                      09/30/1996
Determination Date                                10/10/1996
Distribution Date                                 10/15/1996

     D. Class B Interest Distributable Amount               $ 0.00

     E. Class A Principal Distributable Amount              $ 0.00
     F. Class B Principal Distributable Amount              $ 0.00
     G. Deposit to Reserve Account                          $ 0.00

VIII. Average Certificate Principal Balance For the Collection Period

     A. Beginning Balance                                   $ 0.00
     B. Ending Balance                                      $ 0.00
     C. Average Balance (Lines (A + B) / 2)                 $ 0.00

IX. Delinquency and Defaults Information

     A. Automobiles Delinquency Information

DELINQUENCY              UNITS         DELINQUENCY AMOUNT       PRINCIPAL
- -----------              -----         ------------------       ---------
30 - 59   Day                0                     $ 0.00          $ 0.00
60 - 89   Day                0                     $ 0.00          $ 0.00
90 - 119  Day                0                     $ 0.00          $ 0.00
120 - 149 Day                0                     $ 0.00          $ 0.00
150 - 179 Day                0                     $ 0.00          $ 0.00
180 - 209 Day                0                     $ 0.00          $ 0.00
210 - 239 Day                0                     $ 0.00          $ 0.00
240 +     Day                0                     $ 0.00          $ 0.00
- -------------            -----                     ------          ------
TOTAL :                      0                     $ 0.00          $ 0.00

     B. Principal Amount of Loans in Defaulted Receivables  $ 0.00
     C. Delinquency Percentage

          1. Outstanding Principal Balance for
               Delinquency >= 60 Days                       $ 0.00
          2. Portfolio Principal Ending Balance
               for the Collection Period                    $ 0.00
          3. Delinquency Percentage (Lines 1 / 2)   0.000000000000%

X.   Portfolio Average Delinquency Rate

     A. Delinquency Rate for Period 1               0.000000000000%
     B. Average Delinquency Rate (Line A)           0.000000000000%

Creation Date Wed Oct. 9, 1996 09:17 PM      Page 5

Chase Manhattan Auto Grantor Trust 1996-B
6.61% Automobile Loan Pass-Through Certificates, Class A
6.76% Automobile Loan Pass-Through Certificates, Class B

                  MONTHLY SERVICER CERTIFICATE REPORT

Collection Period 1 Beginning Date                09/01/1996
Collection Period 1 End Date                      09/30/1996
Determination Date                                10/10/1996

Distribution Date                                 10/15/1996

XI. Portfolio Average Charge Off Rate

     A. Portfolio Charge Off Rate for Period 1

          1. Principal Recoveries of Defaulted Receivables  $ 0.00
          2. Principal on Defaulted Receivables             $ 0.00
          3. Average Pool Balance for Collection Period     $ 0.00
          4. Charge Off Rate (12 * (Lines (2 - 1) / 3)) 0.000000000000%

     B. Average Charge Off Rate (Line A)                0.000000000000%

XII. Specified Reserve Account Balance for Next Collection Period

     A. Reserve Account Floor Amount

          1. Maximum Amount                            $ 11,431,103.00
          2. Possible Floor Amount

               a. Principal Balance at the Beginning of Next Collection
                    Period

                    a1. Class A                             $ 0.00
                    a2. Class B                             $ 0.00
                    a3. Total (Lines al + a2)               $ 0.00

               b. Cumulative Monthly Interest through Final Distribution
                    Date

                    b1. Weighted Average Pass Through Rate       %
                    b2. Scheduled Remaining Term After This
                         Period                                 00
                    b3. Cumulative Interest Amount
                    (Lines a * b1 / 12 * b2)                $ 0.00

               c. Cumulative Monthly Servicing Fee through Final Distribution
                    Date

                    c1. Loan Servicing Fee Rate             1.00%
                    c2. Scheduled Remaining Term After This
                         Period                               00
                    c3. Cumulative Servicing Fee
                          (Lines a * cl / 12 * c2)          $ 0.00

               d. Total (Lines a thru c)                    $ 0.00

          3. Reserve Account Floor Amount
               (Min: Lines 1 and 2)                         $ 0.00

     B. Possible Reserve Account Amount

          1. Reserve Account Percentage Trigger


               a. Average Three Period Delinquency
                    Percentage                              0.000000000000%
               b. Delinquency Percentage Trigger            1.250000000000%
               c. Average Three Period Charge Off Rate      0.000000000000%
               d. Charge Off Rate Trigger                   1.250000000000%
               e. Maximum Reserve Account Percentage
                    Specified                               5.250000000000%
               f. Minimum Reserve Account Percentage
                    Specified                               3.250000000000%

Creation Date Wed Oct 9, 1996 09:17 PM      Page 6

Chase Manhattan Auto Grantor Trust 1996-B
6.61% Automobile Loan Pass-Through Certificates, Class A
6.76% Automobile Loan Pass-Through Certificates, Class B

                  MONTHLY SERVICER CERTIFICATE REPORT

Collection Period 1 Beginning Date                09/01/1996
Collection Period 1 End Date                      09/30/1996
Determination Date                                10/10/1996
Distribution Date                                 10/15/1996

               g. Reserve Account Percentage Applied
                    (Lines: If a > b or c > d, then e,
                    else f)                                 0.000000000000%
          2. Pool Principal Balance                         $ 0.00
          3. Possible Amount (Lines 1 * 2)                  $ 0.00

     C. Specified Reserve Account Amount
          (Max: Lines A and B)                              $ 0.00

XIII. Available Reserve Account Amount for Next Distribution Date

     A. Reserve Account Balance After Deposit

          1. Available Reserve Account After Disbursement
               from Previous Distribution Date              $ 0.00
          2. Reserve Account Withdrawal                     $ 0.00
          3. Investment Earnings From Certificate Account   $ 0.00
          4. Deposit to Reserve Account After Disbursement  $ 0.00
          5. Amount After Deposit (Linea 1 - 2 + 3 + 4)     $ 0.00

     B. Specified Reserve Account Balance                   $ 0.00
     C. Available Reserve Account Amount
          (Min: Lines A and B)                              $ 0.00

XIV. Reimbursed Advance

     A. From Payments in Certificate Account                $ 0.00
     B. From Reserve Account                                $ 0.00
     C. Total (Lines A thru B)                              $ 0.00


XV. Excess Amount To seller

     A. Reserve Account Balance after Deposit               $ 0.00
     B. Available Reserve Account Amount                    $ 0.00
     C. Excess Amount to seller (Lines A - B)               $ 0.00


          I Certify That the Information in This Report Is Correct

          Chase Manhattan Bank USA, N.A.

          By :

                                                                  EXHIBIT E

                       Form of Certificateholder Report

     MONTHLY CERTIFICATEHOLDER's REPORT

     Collection Period 1 Beginning Date           09/01/1996
     Collection Period 1 End Date                 09/30/1996
     Determination Date                           10/10/1996
     Distribution Date                            10/15/1996

I. Monthly Principal and Principal Carryover Shortfall to
   Certificateholders (Per $1000 of Original Principal Amount)

     A. Class A                    $
     B. Class B                    $

II. Monthly Interest and Unpaid Interest to Certificateholders
    (Per $1000 of Original Principal Amount)

     A. Class A                                        $
     B. Class B                                        $

III. Servicing Fee Summary

     A. Loan Servicing Fee Disbursement                $
     B. Late Fees                                      $
     C. Net Investment Earnings on Certificate Account $
     D. Total Servicing Fee
     (per $1000 of Original Principal Amount)          $

IV. Pool Factor Information

     A. Certificate Principal Balance

          1. Class A                                   $
          2. Class B                                   $

     B. Initial Certificate Balance

          1. Class A                                   $
          2. Class B                                   $

     C. Pool Factor (Lines A / B)

          1. Class A
          2. Class B

V. Pool Balance at the end of the Collection Period    $

VI. Realized Losses for Collection Period              $

Creation Date Wed Oct. 9, 1996 09:17 PM       Page 2
CMB96B

From: Chase Manhattan Bank USA, N.A.
To: Norwest Bank Minnesota, N.A.

                  MONTHLY CERTIFICATEHOLDER'S REPORT

Collection Period 1 Beginning Date                09/01/1996
Collection Period 1 End Date                      09/30/1996
Determination Date                                10/10/1996
Distribution Date                                 10/15/1996

VII. Carryover Shortfall Information

     A. Principal Carryover Shortfall

          1. Class A                                        $
          2. Class B                                        $

     B. Interest Carryover Shortfall

          1. Class A                                        $
          2. Class B                                        $

VIII. Reserve Account Balance After Disbursement            $

IX. Specified Reserve Account Balance for Next
      Distribution Date                                     $

X. Aggregate Repurchase Amount for Collection Period        $

XI. Outstanding Advance Summary

     A. From Prior Period                                   $
     B. From Current Period                                 $
     C. Change in Amount Between Periods (Lines B - A)      $